UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Petroleum Development Corporation

(Name of Registrant as Specified In Its Charter)

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PETROLEUM DEVELOPMENT CORPORATION
1775 Sherman Street, Suite 3000
Denver, Colorado 80203

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
June 4, 2010

Denver Financial Center
Lobby Conference Room
1775 Sherman Street
Denver, Colorado 80203

To the Shareholders:

Notice is hereby given that the Annual Meeting of Shareholders of Petroleum Development Corporation (the “Company”) will be held at the Denver Financial Center, Lobby Conference Room, 1775 Sherman Street, Denver, Colorado 80203, on June 4, 2010, at 11:30 a.m., Mountain Time, for the following purposes, all as more fully described in the accompanying Proxy Statement:

(1)	To elect the three Director nominees identified in the accompanying Proxy Statement for a three-year term until the 2013 annual meeting of shareholders and until their successors are elected;

(2)	To approve the Company’s 2010 Long-Term Equity Compensation Plan;

(3)	To ratify the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company for the year ending December 31, 2010; and

(4)	To consider such other business as may properly come before the meeting and at any and all adjournments or postponements thereof.

The Board of Directors has fixed the close of business on April 7, 2010, as the record date for determining the shareholders having the right to vote at the annual meeting or any adjournment or postponement thereof. The presence in person or by proxy of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote is required to constitute a quorum.

Each shareholder is cordially invited to attend and to vote at this meeting in person. Shareholders who do not expect to attend are requested to sign and date the accompanying proxy card and return it promptly in the enclosed postpaid envelope.

By Order of the Board of Directors,

Daniel W. Amidon,
Corporate Secretary

Denver, Colorado
April 30, 2010

PETROLEUM DEVELOPMENT CORPORATION
1775 Sherman Street, Suite 3000
Denver, Colorado 80203

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 4, 2010

Denver Financial Center
Lobby Conference Room
1775 Sherman Street
Denver, Colorado 80203

The accompanying proxy is solicited by the Board of Directors (“Board”) of Petroleum Development Corporation (“PDC” or the “Company”) for use at the Annual Meeting of Shareholders of the Company to be held on June 4, 2010, at 11:30 a.m. Mountain Time, and at any and all adjournments or postponements of the meeting, for the purposes set forth in this Proxy Statement and the attached Notice of Annual Meeting of Shareholders. This Proxy Statement and the enclosed form of proxy are first being mailed to the shareholders of the Company on or about April 30, 2010.

The Company will bear the cost related to the solicitation of proxies. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable and appropriate expenses incurred by them in sending proxy .materials to the beneficial owners of the Company’s common stock. In addition to solicitations by mail, Directors, officers and employees of the Company may solicit proxies by telephone and, to the extent necessary, other electronic communication, and personal interviews without additional compensation.

GENERAL INFORMATION

Who May Vote

Shareholders of PDC, as recorded in the Company’s stock register on April 7, 2010, may vote at the meeting. The outstanding voting securities of the Company as of April 7, 2010, consisted of 19,253,526 shares of common stock. Each share is entitled to one vote on each matter considered at the meeting.

How Proxies Work

The Board is asking for your proxy. Giving the Board your proxy means that you authorize the Board to vote your shares at the meeting in the manner you direct. You may vote for any or all Director Nominees, or you may withhold your vote from any or all of the Director Nominees. You may also vote for or against the other proposals, or abstain from voting. Cumulative voting is not permitted by the Company’s By-Laws in the election of Directors.

If your shares are held in your name, you can vote by completing, signing and dating your proxy card and returning it in the enclosed envelope.

If you give the Board your signed proxy but do not specify how to vote, your shares will be voted in favor of the Director Nominees named on the proxy, in favor of approving the 2010 Long-Term Equity Compensation Plan, and in favor of the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered accounting firm for the year ending December 31, 2010.

If you hold shares through someone else, such as a stockbroker, you will receive material from that firm asking how you want to vote. Check the voting form used by that firm to see what voting options you have available and to determine what procedures you must follow.

Revoking a Proxy

You may revoke your proxy before it is voted by:

•	Submitting a new signed proxy with a later date;
•	Notifying PDC’s Corporate Secretary in writing before the meeting that you wish to revoke your proxy; or
•	Appearing at the meeting, notifying the Inspector of the Election that you wish to revoke your proxy, and voting in person at the meeting. Merely attending the meeting will not result in your revoking your proxy.

If you hold your shares through someone else, such as a stockbroker, you will need to follow the directions they give you to revoke a proxy or otherwise vote at the meeting.

Quorum

In order to carry on the business of the meeting, there must be a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person. Treasury shares, which are shares owned by PDC itself, are not voted and do not count for this purpose.

Votes Needed

The Director Nominees who receive the most votes will be elected to fill the available seats on the Board. There is no provision in the Company’s By-Laws which requires Director Nominees to receive a majority of the votes cast to be elected. Approval of each of the other proposals requires the favorable vote of a majority of the votes cast. Only votes for or against a proposal count. Abstentions and broker non-votes will count for quorum purposes but not for voting purposes. Broker non-votes occur when a broker returns a proxy but does not have authority from the owner of the stock to vote on a particular proposal.

Attending in Person

Only shareholders or their proxy holders and PDC’s guests may attend the annual meeting. For safety and security reasons, no cameras, audio or video recording equipment, large bags, briefcases or packages will be permitted in the meeting. In addition, each shareholder and guest may be asked to present valid, government-issued picture identification, such as a driver’s license, before being admitted to the meeting.

If your shares are held in the name of your broker, bank, or other nominee, you must bring to the meeting an account statement or letter from the nominee indicating that you beneficially owned the shares on April 7, 2010, the record date for voting. Shareholders who do not present such information at the meeting will be admitted upon verification of ownership at the admissions counter.

Conduct of the Meeting

The Chairman has broad authority to conduct the annual meeting in an orderly and timely manner. This authority includes establishing rules for shareholders who wish to address the meeting. The Chairman may also exercise broad discretion in recognizing shareholders who wish to speak and in determining the extent of discussion on each item of business. In light of the need to conclude the meeting within a reasonable period of time, there can be no assurance that every shareholder who wishes to speak on an item of business will be able to do so. The Chairman may also rely on applicable law regarding disruptions or disorderly conduct to ensure that the meeting is conducted in a manner that is fair to all shareholders.

Contact Information

If you have questions or need more information about the annual meeting, write to or call:

Corporate Secretary
Petroleum Development Corporation
1775 Sherman Street, Suite 3000
Denver, CO 80203
(303) 860-5800

For information about shares registered in your name, call PDC at 1-800-624-3821. You are also invited to visit PDC’s internet site at www.petd.com. Internet site materials are not part of this proxy solicitation.

PROPOSALS REQUIRING SHAREHOLDER VOTE

PROPOSAL 1 – ELECTION OF DIRECTORS

(ITEM 1 ON THE PROXY)

As of the date of this proxy statement and as permitted by the Company’s By-Laws, the Company’s Board of Directors (“Board”) has nine members divided into three classes. Directors are usually elected for three-year terms. The terms for members of each class end in successive years.

The Board has nominated three continuing Directors, Larry F. Mazza, James M. Trimble and Richard W. McCullough, whose terms expire in 2010 at the annual meeting, to stand for election to the Board for a three-year term expiring in 2013. Vincent F. D’Annunzio has chosen not to stand for re-election. By resolution, the Board of Directors has decreased the size of the Board to eight members to be effective as of the date of the 2010 annual shareholder meeting. Mr. Mazza joined the Board in 2007 and currently serves on the Compensation Committee and the Nominating and Governance Committee. Mr. Trimble

joined the Board in September 2009 and currently serves on the Planning and Finance Committee as well as the Compensation Committee.

The appointed proxies will vote your proxy in accordance with your instructions, and for the election of the three nominees unless you withhold your authority to vote for any of them. The Board does not contemplate that any of the nominees will become unavailable for any reason; however, if any Director is unable to stand for election, the Board may reduce its size or choose a substitute. Proxies cannot be voted for a greater number of persons than the number of nominees named or for a person who is not named in this Proxy Statement as a candidate for Director.

NOMINEES FOR A THREE-YEAR TERM EXPIRING IN 2013

		Year First
Name, Principal Occupation for Past Five Years		Elected
and Other Directorships	Age	Director

LARRY F. MAZZA is President and Chief Executive Officer of MVB Bank, Inc. in Fairmont, West Virginia. He has been Chief Executive Officer since March 2005, and added the duties of President in January of 2009. Prior to 2005, Mr. Mazza served as Senior Vice President Retail Banking for BB&T and its predecessors in West Virginia, where he was employed from June 1986 to March 2005. A Certified Public Accountant for 26 years, Mr. Mazza also was previously an auditor with KPMG. Mr. Mazza brings to the Board extensive leadership and banking experience. Banking relationships and experience have become particularly important to the Company during the last few uncertain years. The Company benefits from Mr. Mazza’s firsthand continuing experience as a chief executive officer, a specific attribute sought by the Board when Mr. Mazza initially became a Director in 2007. Mr. Mazza also provides an important link to community and employee stakeholders, demonstrating a continuing commitment to our largest workforce located in Bridgeport, West Virginia.	49	2007

JAMES M. TRIMBLE has served as Managing Director of Grand Gulf Energy, Limited (ASX:GGE), a public company traded on the Australian Exchange, since August 2006. In January 2005, Mr. Trimble founded and has since served as President and Chief Executive Officer of the U.S. subsidiary Grand Gulf Energy Company LLC, an exploration and development company focused primarily on drilling in mature basins in Texas, Louisiana and Oklahoma. From 2000 through 2004, Mr. Trimble was Chief Executive Officer of Elysium Energy and then Tex-Cal Energy LLC, both were privately held oil and gas companies that he was brought in to take through troubled workout solutions. Prior to this, he was Senior Vice President of Exploration and Production for Cabot Oil and Gas (NYSE:COG). From November 2002 until May 2006, he also served as a Director of Blue Dolphin Energy, an independent oil and gas company with operations in the Gulf of Mexico. Mr. Trimble is a Registered Professional Engineer who brings many years of broad oil and gas industry executive management experience to the Board, including experience as a chief operating officer, and knowledge of current developments and best practices in the industry.	61	2009

RICHARD W. MCCULLOUGH was appointed Chief Executive Officer of the Company in June 2008 and Chairman of PDC’s Board of Directors in November 2008. From November 2006 until November 2008, he served as Chief Financial Officer of the Company. Prior to joining PDC, Mr. McCullough served from July 2005 to November 2006 as an energy consultant. From January 2004 to July 2005, he was President and Chief Executive Officer of Gasource, LLC, a marketer of long-term, natural gas supplies in Dallas, Texas. From 2001 to 2003, Mr. McCullough served as an investment banker with J.P. Morgan Securities, Atlanta, Georgia, in the public finance utility group supporting bankers nationally in all natural gas matters. Additionally, Mr. McCullough has held senior positions with Progress Energy, Deloitte and Touche, and the Municipal Gas Authority of Georgia. He holds BS and MS degrees from the University of Southern Mississippi and was a practicing Certified Public Accountant for eight years. Mr. McCullough serves on the boards of several oil and gas trade industry associations and brings to the Board extensive and diverse oil and gas industry, public accounting and investment banking expertise, and strong leadership and management skills.	58	2007

CONTINUING DIRECTORS WITH TERM EXPIRING IN 2011

DAVID C. PARKE is a Managing Director in the investment banking group of Boenning & Scattergood, Inc., West Conshohocken, Pennsylvania, a full-service investment banking firm. Prior to joining Boenning & Scattergood in November 2006, he was a Director with investment banking firm Mufson Howe Hunter & Company LLC, Philadelphia, Pennsylvania, from October 2003 to November 2006. From 1992 through 2003, Mr. Parke was Director of Corporate Finance of Investec, Inc. and its predecessor Pennsylvania Merchant Group Ltd., both investment banking companies. Prior to joining Pennsylvania Merchant Group, Mr. Parke served in the corporate finance departments of Wheat First Butcher & Singer, now part of Wachovia Securities, and Legg Mason, Inc., now part of Stifel Nicolaus. Mr. Parke’s extensive investment banking experience, including experience in the oil and gas area, allows him to contribute broad financial and investment banking expertise to the Board and to provide guidance on capital markets and acquisition matters.	43	2003

JEFFREY C. SWOVELAND is President and Chief Executive Officer of ReGear Life Sciences, Inc. in Pittsburgh, Pennsylvania (previously named Coventina Healthcare Enterprises), which develops and markets medical device products, where he was previously Chief Operating Officer. From 2000 until 2007, Mr. Swoveland served as Chief Financial Officer of Body Media, Inc., a life-science company specializing in the design and development of wearable body monitoring products and services. Prior thereto, Mr. Swoveland held various positions, including Vice-President of Finance, Treasurer and interim Chief Financial Officer with Equitable Resources, Inc., a diversified natural gas company, from 1994 to September 2000. Mr. Swoveland serves as a member of the Board of Directors of Linn Energy, LLC, a public, independent natural gas and oil company. Mr. Swoveland brings to the Board extensive corporate management, accounting and finance experience, and oil and gas industry expertise. Additionally, his service as a director of another public energy company provides leadership and knowledge of best practices that benefit the Company. His guidance and understanding of management processes of larger oil and gas companies benefits the Company as it grows.	55	1991

JOSEPH E. CASABONA served as Executive Vice President and member of the Board of Directors of Denver-based Energy Corporation of America, a natural gas exploration and development company, from 1985 until his retirement in May 2007. Mr. Casabona’s responsibilities included strategic planning as well as executive oversight of drilling operations in the continental U.S. and internationally. In 2008, Mr. Casabona became Chief Executive Officer of Paramax Resources Ltd, a junior public Canadian oil & gas company (PMXRF) engaged in the business of acquiring and exploration of oil and gas prospects, primarily in Canada and Idaho. Mr. Casabona brings to the Board extensive experience in all aspects of the oil and gas industry, including natural gas exploration, development, acquisitions, operations and strategic planning. Mr. Casabona has direct oil and gas knowledge and experience in the Company’s two primary areas of operations, the Rocky Mountain Region and Appalachian Basin.	66	2007

CONTINUING DIRECTORS WITH TERM EXPIRING IN 2012

ANTHONY J. CRISAFIO, a Certified Public Accountant, has served as an independent business consultant for more than fifteen years, providing financial and operational advice to businesses in a variety of industries and stages of development. He also serves as an interim Chief Financial Officer and Advisory Board member for a number of privately held companies and has been a Certified Public Accountant for more than thirty years. Mr. Crisafio served as the Chief Operating Officer, Treasurer and member of the Board of Directors of Cinema World, Inc. from 1989 until 1993. From 1975 until 1989, he was employed by Ernst & Young and was a partner with Ernst & Young from 1986 to 1989. He was responsible for several Securities and Exchange Commission (“SEC”) registered client engagements and gained significant experience with oil and gas industry clients and mergers and acquisitions. Mr. Crisafio brings to the Board more than thirty years of financial accounting and management expertise, with demonstrated business management and accounting experience.	57	2006

KIMBERLY LUFF WAKIM, an attorney and a Certified Public Accountant, is a Partner with the Pittsburgh, Pennsylvania law firm Thorp, Reed & Armstrong LLP, where she serves as a member of the Executive Committee and is the Practice Group Leader for the Bankruptcy and Financial Restructuring Practice Group. Ms. Wakim has practiced law with Thorp, Reed & Armstrong LLP since 1990. Ms. Wakim was previously an auditor with Main Hurdman (now KPMG) and was Assistant Controller for PDC from 1982 to 1985. She has been a member of AICPA and the West Virginia Society of CPAs for more than fifteen years. Ms. Wakim brings to the Board a combination of strong legal background and expertise in accounting oversight.	52	2003

DIRECTOR COMPENSATION

For the 2009-2010 Board term, each non-employee Director was paid an annual fee of $55,000 and received 4,000 shares of restricted stock of the Company. The Presiding Independent Director was paid an additional fee of $27,500. Each Non-Employee Director received the following fees for services on each committee on which he or she served:

2009-2010 Director Term Committee Fees

		Non-Chair
Standing Committees of the Board	Chair	Member

Audit	$27,500	$10,000
Compensation	10,000	5,000
Executive	—	5,000
Nominating and Governance	7,500	2,500
Planning and Finance	7,500	2,500

In addition, a Special Committee consisting of Messrs. Crisafio, Mazza, Parke and Swoveland was created to consider the potential repurchase of certain of the partnerships for which the Company is the managing general partner. Each Special Committee member was paid a fee of $3,500 for 2009.

As of the date of each annual shareholders’ meeting of the Company, each non-employee Director will be awarded a specified number of shares of restricted stock as determined by the Board. In 2009, Directors receiving restricted stock under the 2005 Non-Employee Director Restricted Stock Plan (“2005 Plan”) had all of the rights of a shareholder including the right to vote the shares and receive cash dividends and other cash distributions. Restricted stock will be subject to the restrictions for the restricted period commencing on the date the stock is awarded.

Each non-employee Director may also choose to defer a portion or all of his/her annual cash compensation by participating in the Non-Employee Director Deferred Compensation Plan. The plan’s trustee invests all cash deposits received exclusively in the common stock of the Company.

On April 19, 2010, the Board of Directors approved compensation for the 2010-2011 Board year. The annual compensation for the Chairs and members of the Planning and Finance Committee, Compensation Committee and Nominating and Governance Committee was raised to $12,000 and $6,000, respectively. The equity compensation was determined to be twice the retainer, or $110,000, for 2010-2011.

2009 Director Compensation

	Fees Earned
	or Paid	Stock
Name	in Cash(1)	Awards(2)	Total

Jeffrey C. Swoveland	$103,500	$61,520	$165,020
Vincent F. D’Annunzio	72,500	61,520	134,020
Kimberly Luff Wakim	77,500	61,520	139,020
David C. Parke	76,000	61,520	137,520
Anthony J. Crisafio	88,500	61,520	150,020
Joseph E. Casabona	70,000	61,520	131,520
Larry F. Mazza	66,000	61,520	127,520
James M. Trimble	17,344	51,360	68,704
Steven R. Williams	30,000	16,710	46,710

(1)	Compensation paid to Mr. McCullough for his services as an executive officer is shown in the Summary Compensation Table below; no additional compensation was received for his services as a

Director while serving concurrently as an executive officer. Mr. Williams did not stand for reelection to the Board of Directors at the 2009 Annual Shareholders meeting.

Mr. Swoveland deferred 20% of his 2009 fees pursuant to the stock purchase election under the Company’s Non-Employee Deferred Compensation Plan.

(2)	Awards reflect the grant date fair value as computed in accordance with FASB ASC Topic 718. Messrs. Williams and Trimble each received restricted stock awards representing the pro rata portion of the 2009-2010 Board term non-employee Director restricted stock award.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS SET FORTH IN THIS PROPOSAL #1. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY VOTE. THE PROXIES WILL BE VOTED IN ACCORDANCE WITH THE SHAREHOLDERS’ SPECIFICATIONS. DIRECTORS ARE ELECTED BY A PLURALITY OF THE VOTE.

PROPOSAL 2 – APPROVE 2010 LONG-TERM EQUITY COMPENSATION PLAN

(ITEM 2 ON THE PROXY)

Purpose of this Proposal

The purpose of this proposal is to seek shareholder approval of the Company’s 2010 Long-Term Equity Compensation Plan, effective April 1, 2010. We refer to this plan as the 2010 Plan. The 2010 Plan authorizes the issuance to employees and directors of up to 1,400,000 total shares of equity, in various forms, including but not limited to options, restricted stock and stock appreciation rights.

The Board of Directors proposes that you approve the 2010 Plan. The following is a substantive summary of the material provisions of the 2010 Plan. This summary is qualified in its entirety by reference to the full text of the 2010 Plan which appears as Exhibit A to this Proxy Statement.

Description of the 2010 Plan

In submitting the 2010 Plan to the shareholders for their consideration and approval, the Board is proposing to continue its program of equity incentives to key employees of the Company (currently through the Company’s 2004 Long-Term Equity Compensation Plan (the “2004 Plan”)) and its program of equity incentives to the Company’s non-employee Directors (currently through the 2005 Non-Employee Director Restricted Stock Plan (the “2005 Plan”)). The Company’s shareholders have previously considered and approved each of these earlier plans. As of April 20, 2010, the 2004 Plan currently has only 144 shares available for award and grant to key employees, while the 2005 Plan has only 27,144 shares available for award to non-employee Directors. In aggregate, there were 67,588 options and SARs outstanding as of April 20, 2010 with a weighted average exercise price of $27.10 and a weighted average term of 9.34 years. Also, as of April 20, 2010 there were 455,349 full value awards outstanding under all plans. The Board has determined that it is advisable for the Company to authorize, subject to shareholder approval, additional shares for issuance to the Company’s key employees and non-employee Directors in order to continue to further incentivize them in their management of the Company and to encourage them to own Company stock to further align their interests with those of the Company’s shareholders. For ease of administration, the Board has determined further that it is advisable to continue these programs in one new plan, the 2010 Plan, instead of two new freestanding plans. In this regard, the Board has determined to allocate and reserve a total of 1,400,000 shares of the Company’s common stock for future issuance, grant and award under the 2010 Plan. Awards may not be amended to reduce the exercise price of outstanding options or SARs or cancel outstanding options or SARs in exchange for cash, other awards or options or SARs with an exercise price that is less than the exercise price of the original options or SARs without shareholder approval.

The Board’s Reasons for the 2010 Plan

The success of the Company depends, in large measure, upon its ability to recruit and retain key employees with outstanding ability and experience. The Board also believes there is a need to align shareholder and employee interests by encouraging employee ownership of Company stock and to motivate employees with compensation conditioned upon achievement of the Company’s financial goals. Additionally, the Company’s Board plays a key role in setting the direction of the Company and representing the shareholders’ interests. Recent changes in rules and regulations governing public corporations and the general business environment have greatly increased the time and effort required of all directors of publicly traded companies, including the Company’s non-employee Directors. The Board believes that it is necessary to (1) compensate its non-employee Directors in a manner that will help attract qualified candidates to serve as non-employee Directors, and (2) induce incumbent non-employee Directors to continue to serve if the Board desires that they remain on the Board. At the same time, the Board desires to provide a vehicle by which non-employee Directors can increase their stock ownership and proprietary interest in the Company and enhance their identification with the interests of the Company’s shareholders through awards of shares of common stock.

In order to accomplish these objectives, the Board has adopted the 2010 Plan. The 2010 Plan is being presented to the shareholders for their approval as required by listing standards of the NASDAQ Stock Market. The affirmative vote of a majority of the shares of common stock cast at the annual meeting represented in person or by proxy and entitled to vote at the annual meeting is required for approval of the 2010 Plan.

Summary Description of the 2010 Plan

The following summary of the material terms of the 2010 Plan is qualified in its entirety by reference to the text of the 2010 Plan, which is attached as Exhibit A to this Proxy Statement. The 2010 Plan was adopted by the Board of Directors effective as of April 1, 2010, subject to your approval. The 2010 Plan requires the participant to enter into an award agreement at the time the Committee makes an award. The award agreement will describe the terms and conditions of the particular grant.

Administration

The 2010 Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”). As permitted by law, the Committee may delegate its authority.

Eligibility

Officers, key salaried employees and Directors who are employees of the Company and its subsidiaries are eligible to participate in all forms of awards in the 2010 Plan. Approximately 159 employees of the Company and its subsidiaries are presently eligible to participate. However, because the 2010 Plan provides for broad discretion by the Committee in selecting participants and in making awards, the total number of persons who will participate and the respective benefits to be accorded to them cannot be determined at this time.

Directors who are not employees of the Company or its subsidiaries are eligible to participate in all forms of award in the 2010 Plan, except for incentive stock options, performance shares and performance units. Currently, seven non-employee Directors of the Company are eligible to participate. However, because the size of the Board could change or other non-employee Directors could be elected, the total number of persons who will be eligible to participate in the future and the respective benefits to be accorded to them likewise cannot be determined at this time.

Stock Available for Issuance Through the 2010 Plan

The 2010 Plan provides for a number of forms of stock-based compensation, as further discussed below. Up to 1,400,000 shares of the Company’s common stock are authorized for issuance through the

2010 Plan. Shares issued under the 2010 Plan may be either authorized but unissued shares, treasury shares, or any combination thereof. Provisions in the 2010 Plan permit the reuse or reissuance by the 2010 Plan of shares of common stock for numerous reasons including shares of common stock underlying canceled, expired, or forfeited awards of stock-based compensation and stock appreciation rights (“SARs”) paid out in the form of cash. On April 26, 2010, the closing price for a share of the Company’s common stock on the NASDAQ Stock Market was $26.21. Stock-based compensation will typically be awarded in consideration for the future performance of services to the Company.

Description of Awards Under the 2010 Plan

Awards to Company Employees.  The Committee may award to eligible employees incentive and nonqualified stock options, SARs, restricted stock, restricted stock units, performance units and performance shares.

Awards to Non-Employee Directors.  The Committee may award to non-employee Directors non-qualified stock options, SARs, restricted stock and restricted stock units.

Stock Options

The Committee has discretion to award incentive stock options (“ISOs”), which are intended to comply with Section 422 of the Internal Revenue Code (the “Code”), or nonqualified stock options (“NQSOs”), which are not intended to comply with Section 422 of the Code. The exercise price of an option may not be less than the fair market value of the underlying shares of common stock on the date of grant. If an award of stock options is intended to qualify as performance-based compensation under Section 162(m) of the Code, the maximum number of shares which may be subject to stock options granted in any calendar year to any one participant is 200,000. Options granted to employees under the 2010 Plan will expire at such times as the Committee determines at the time of the grant; provided, however, that no option will be exercisable later than ten years after the date of grant. Subject to the specific terms of the 2010 Plan, the Committee will have discretion to set such additional limitations on such grants as it deems appropriate; the award agreement will reflect these limitations.

Each option award agreement will set forth the extent to which the participant will have the right to exercise the option following termination of the participant’s employment with the Company. The termination provisions will be determined within the discretion of the Committee, might not be uniform among all participants and might reflect distinctions based on the reasons for termination of employment.

Upon the exercise of an option granted under the 2010 Plan, the option price is payable in full to the Company, either: (a) in cash or its equivalent, (b) if permitted in the award agreement, by tendering shares having a fair market value at the time of exercise equal to the total option price (provided that such shares have been held by the optionee for at least six months prior to their tender) or (c) by any combination of the foregoing methods of payment. The Committee may also allow options granted under the 2010 Plan to be exercised by a cashless exercise through a broker, as permitted under Federal Reserve Board Regulation T, or any other means the Committee determines to be consistent with the 2010 Plan’s purpose and applicable law, including by cashless exercise directly with the Company whereby the Company would withhold the proper number of shares which would have a fair market value on the date of exercise equal to the option exercise price.

SARs

The Committee may award SARs under the 2010 Plan upon such terms and conditions as it may establish. The Committee may award either freestanding SARs or SARs in tandem with stock options (a “tandem SAR”); a tandem SAR may not be granted to a non-employee Director unless the related option is a NQSO. The exercise price of a freestanding SAR will equal the fair market value of a share of common stock on the date of grant, whereas the exercise price of a tandem SAR issued in connection with a stock option will equal the option price of the related option. If an award of SARs is intended to qualify as performance-based compensation under Section 162(m) of the Code, the maximum number of shares which may be subject to SARs awarded in any calendar year to any one participant is 200,000. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in shares of Company common stock of equivalent value, or in some combination thereof.

If granted other than in tandem, the Committee will determine the number of shares of common stock covered by and the exercise period of the SAR. Upon exercise of a freestanding SAR, the participant will receive an amount equal to the excess of the fair market value of one share of common stock on the date of exercise over the grant price, multiplied by the number of shares of stock exercised under the SAR. In the case of a tandem SAR, the Committee may determine the exercise period of the SAR except that the exercise period may not exceed that of the related option. The participant may exercise the tandem SAR when the option is exercisable, surrender the option and receive on exercise an amount equal to the excess of the fair market value of one share of common stock on the date of exercise over the option purchase price, multiplied by the number of shares of stock covered by the surrendered option. Each award agreement will set forth the extent to which the participant will have the right to exercise the SAR following termination of the participant’s employment with the Company. The termination provisions will be determined by the Committee in its sole discretion, need not be uniform among all participants and may reflect distinctions based on the reasons for termination of employment.

Restricted Stock

The Committee may impose restrictions and conditions as to awards of shares of restricted stock as it deems advisable. With certain exceptions, all awards of restricted stock that are based on the passage of time may vest no more rapidly than over a three year period from the date of award; awards of restricted stock that are based on the achievement of specific measures may vest no more rapidly than one year from the date of award.

Awards to Key Employees.  The Committee may choose to award shares of restricted common stock under the 2010 Plan upon such terms and conditions as it may establish. If an award of restricted stock is intended to qualify as performance-based compensation under Section 162(m) of the Code, the maximum number of shares which may be granted in the form of restricted stock in any one calendar year to any one participant is 100,000. The award agreement will specify the period(s) of restriction, the number of shares of restricted stock granted, requirements that a participant pay a stipulated purchase price for each share, restrictions based upon the achievement of specific performance objectives and/or restrictions under applicable federal or state securities laws. Recipients may have the right to vote these shares from the date of grant, as determined by the Committee on the date of award. As determined by the Committee on the date of award, participants may receive dividends on their shares of restricted stock. Dividends accrued on restricted stock will be paid only if the restricted stock vests.

Each award agreement for restricted stock will set forth the extent to which the participant will have the right, if any, to retain unvested restricted stock following termination of the participant’s employment with the Company. The Committee will in its sole discretion make these determinations; these provisions need not be uniform among all shares of restricted stock issued under the 2010 Plan and may reflect distinctions based on reasons for termination of employment. Except in the case of terminations by reason of death or disability, the vesting of restricted stock, which qualifies for performance-based compensation under Section 162(m) and which are held by “covered employees” under Section 162(m), will occur at the time it otherwise would have vested, but for the employment termination.

Awards to Non-Employee Directors.  The Committee may award to non-employee Directors non-qualified stock options, SARs, restricted stock and restricted stock units. Restricted stock awards to non-employee Directors will be subject to the restrictions for a period (the “Restricted Period”) which will commence upon the date when the restricted stock is awarded and will end on the earliest of the first to occur of the following:

•	the retirement of the non-employee Director from the Board in compliance with the Board’s retirement policy as then in effect;

•	the termination of the non-employee Director’s service on the Board as a result of the non-employee Director’s not being nominated for reelection by the Board;

•	the termination of the non-employee Director’s service on the Board because of the non-employee Director’s resignation or failure to stand for reelection with the consent of the Board (which means approval by at least 80% of the Directors voting, with the affected non-employee Director abstaining);

•	the termination of the non-employee Director’s service on the Board because the non-employee Director, although nominated for reelection by the Board, is not reelected by the shareholders;

•	the termination of the non-employee Director’s service on the Board because of (i) the non-employee Director’s resignation at the request of the Nominating and Governance Committee of the Board, (ii) the non-employee Director’s removal by action of the shareholders or by the Board, or (iii) a Change in Control of the Company, as defined in the 2010 Plan;

•	the termination of the non-employee Director’s service on the Board because of disability or death; or

•	the vesting of the award.

As of the date specified by the Committee, each non-employee Director will be awarded that number of shares of restricted stock as determined by the Board, after consideration of the recommendations of the Committee. A non-employee Director who is first elected to the Board on a date subsequent to the date so specified will be awarded that number of shares of restricted stock as determined by the Board, after consideration of the recommendations of the Committee. The amount of the award for the upcoming plan year will be disclosed in the Company’s proxy statement for the Company’s annual meeting of shareholders. The 2010 Plan provides that non-employee Directors receiving restricted stock may have, subject to the provisions of the 2010 Plan, all of the rights of a shareholder with respect to the shares of restricted stock, including the right to vote the shares and receive cash dividends and other cash distributions thereon. Non-employee Directors receiving restricted stock units will have no voting rights during the restrictive period, but will be credited with an amount equal to the dividends paid on a share of common stock between the date of grant and the date the restricted stock unit is paid to the participant, if at all. If a non-employee Director ceases to be a member of the Board for any other reason, including removal or resignation for “Cause,” as defined in the 2010 Plan, the non-employee Director will forfeit to the Company all restricted stock awarded to him or her for which the Restricted Period has not ended.

Restricted Stock Units

The Committee may award restricted stock units (“RSUs”) to key employees and non-employee Directors upon such terms and conditions as the Committee determines. Each RSU will have a value equal to the fair market value of a share of the Company’s common stock on the date of grant. The maximum aggregate award of RSUs to any one participant during any one fiscal year will be equal to the fair market value of 100,000 shares; provided, further, that the maximum aggregate award of restricted stock and RSUs for any one fiscal year will be coordinated so that in no event will any one participant be awarded more than the fair market value of 100,000 shares taking into account all such awards. In its discretion, the Committee may impose conditions and restrictions on RSUs, as specified in the RSU award agreement, including restrictions based upon the achievement of specific performance goals and time-based restrictions on vesting following the attainment of the performance goals. As determined by the Committee at the time of the award, settlement of vested RSUs may be made in the form of cash, shares of Company stock, or a combination of cash and Company stock. Settlement of vested RSUs will be solely in a lump sum as soon as practicable after the vesting date. The amount of the settlement will equal the fair market value of the RSUs on the vesting date. Each RSU will be credited with an amount equal to the dividends paid on a share of Company stock between the date of award and the date the RSU is paid to the participant, if at all. Dividends will vest, if at all, upon the same terms and conditions governing the vesting of the RSU under the 2010 Plan. Payment of the dividend equivalent will be paid at the same time as payment of the RSU. The holders of RSUs will have no voting rights.

Performance Units/Performance Shares

The Committee has the discretion to award performance units and performance shares under the 2010 Plan upon such terms and conditions as it may establish. If an award of performance units or performance shares is intended to qualify as performance-based compensation under Section 162(m) of the Code, the maximum aggregate payout for awards of performance shares which may be granted in any one calendar year to any one participant will be the fair market value of 100,000 shares, whereas the maximum aggregate payout for awards of performance units which may be granted in any one calendar year to any one participant will be $1,500,000. Performance units will have an initial value as determined by the Committee, whereas performance shares will have an initial value equal to one share of common stock on the date of award. The payout on the number and value of the performance units and performance shares will be a function of the extent to which corresponding performance goals are met. Payment of performance shares and performance units will be made in a single lump sum following the close of the applicable performance period. In its discretion, the Committee may pay earned performance shares or performance units in cash, in shares of Company stock or in a combination of cash and stock, which will have an aggregate fair market value equal to the value of the earned performance share or performance unit at the close of the applicable performance period. Participants will not be entitled to dividend or voting rights with respect to any performance shares or performance units earned but not yet distributed to a participant. Unless otherwise determined by the Committee, in the case of death or disability during the performance period, the participant, or his or her estate, will not be entitled to receive any payout of the performance shares or performance units. In the case of any other termination of the participant’s employment during the performance period, all performance shares and performance units intended to qualify as performance-based compensation will be forfeited by the participant.

Performance Measures

The Committee may grant awards under the 2010 Plan to eligible employees and to non-employee Directors, subject to the attainment of certain specified performance measures. The number of performance-based awards granted to an officer, key employee or non-employee Director in any year is determined by the Committee in its sole discretion, subject to the maximum awards set forth in the 2010 Plan and as summarized above.

The value of each performance-based award will be determined solely upon the achievement of certain pre-established objective performance goals during each performance period. The duration of a performance period will be established by the Committee. The Committee will establish, in writing, the objective performance goals applicable to the valuation of performance-based awards granted in each performance period, the performance measures which will be used to determine the achievement of those performance goals, and any formulas or methods to be used to determine the value of the performance-based awards. Under the 2010 Plan, the Committee may utilize any of the following measures of performance: net income either before or after income taxes, including adjusted net income; share price; earnings per share (basic or diluted); total shareholder return; return on assets; return on equity; operating income; return on capital or investment; cash flow or adjusted cash flow from operations; economic value added or adjusted cash flow per share of Company stock (net income plus or minus change in operating assets and liabilities); debt level; cost reduction targets; equity ratios; capital efficiency (adjusted EBITDA divided by production and divided by average finding and development cost per unit); operating and general and administrative expense per Mcfe (the sum of total lease operating expense, exploration general and administrative expense and corporate general and administrative expense divided by Mcfe (mcf equivalent for gas and oil)); average reserve replacement ratio (the sum of extensions and discoveries, revisions in previous estimates and purchase of reserves divided by the sum of the same); and production (actual production volume for a specified period of time); amount of the Company’s oil and natural gas reserves; oil and gas reserve additions; and costs of finding for oil and gas reserves. The value of performance-based awards may be based on absolute measures or on a comparison of the Company’s financial measures during a performance period to the financial measures of a group of competitors.

Following the end of a performance period, the Committee will determine the value of the performance-based awards granted for the period based on the attainment of the pre-established objective performance goals. The Committee will also have discretion to reduce (but not to increase) the value of a performance-based award. The Committee will certify, in writing, that the award is based on the degree of attainment of the pre-established objective performance goals. As soon as practicable thereafter, payment of the awards to participants will be made in the form of shares of Company common stock and/or cash, as applicable.

Conditions to Award Payments

With respect to participants who are employees, if such participant terminates employment with the Company for any reason other than death while any award under the 2010 Plan remains outstanding, that participant will receive such shares or benefit only if, during the entire period from his or her date of termination to the date of such receipt, the participant (i) consults and cooperates with the Company on matters under his or her supervision during the participant’s employment, and (ii) refrains from engaging in any activity that is directly or indirectly in competition with any activity of the Company for a one-year period. If a participant fails to comply with this requirement, the participant’s rights under any outstanding award will be forfeited unless otherwise waived by the Committee.

Adjustment and Amendments

The 2010 Plan provides for appropriate adjustments in the number of shares of Company stock subject to awards and available for future awards in the event of changes in outstanding common stock by reason of a merger, stock split, stock dividend, or certain other events.

The 2010 Plan may be modified or amended by the Board at any time and for any purpose which the Board deems appropriate. However, no such amendment may adversely affect any outstanding awards without the affected holder’s consent. NASDAQ listing standards require shareholder approval for all material amendments of the 2010 Plan.

Change in Control

In the event of a change in control, as defined in the 2010 Plan, generally all options and SARs granted under the 2010 Plan will become immediately exercisable; restriction periods and other restrictions imposed on restricted stock and RSUs which are not performance-based will lapse; and the target payout opportunities attainable under all outstanding awards of performance-based restricted stock, RSUs, performance shares and performance units will be deemed to have been fully earned for the entire performance period as of the effective date of the change in control. The vesting of such awards will be accelerated as of the effective date of the change in control.

Nontransferability

No award under the 2010 Plan may be sold, assigned or otherwise transferred in any manner by a participant except by will or by the laws of descent and distribution; and any award will be exercisable during a participant’s lifetime only by the participant or by the participant’s guardian or legal representative. These limitations may be waived by the Committee, subject to restrictions imposed under the SEC’s short-swing trading rules and federal tax requirements relating to incentive stock options.

Duration of the Plan

The 2010 Plan will remain in effect until all shares subject to the 2010 Plan have been purchased or acquired under the terms of the 2010 Plan, and all performance periods for performance-based awards granted under the 2010 Plan have been completed. However, in no event will an award be granted under the 2010 Plan on or after April 1, 2020.

Certain Federal Income Tax Consequences

The following description of the material federal income tax consequences of awards under the 2010 Plan is a general summary. State, local, and other taxes may also be imposed in connection with awards. This discussion is intended for the information of shareholders considering how to vote at the annual meeting and not as tax guidance to individuals who participate in the 2010 Plan.

Options

With respect to options which qualify as ISOs, a 2010 Plan participant will not recognize income for federal income tax purposes at the time options are granted or exercised, and the Company will not be entitled to a deduction with respect to the granting or exercise of such an option except in the limited circumstances discussed below. However, for purposes of the alternative minimum tax, in the year in which an ISO is exercised, the amount by which the fair market value of the shares acquired upon exercise exceeds the exercise price will be treated as an item of adjustment and included in the computation of the recipient’s alternative minimum tax. If the participant disposes of shares acquired by exercise of an ISO either before the expiration of two years from the date the options are granted or within one year after the issuance of shares upon exercise of the ISO (the “holding periods”), the participant will recognize in the year of disposition: (a) ordinary income, to the extent the lesser of either (1) the fair market value of the shares on the date of option exercise or (2) the amount realized on disposition, exceeds the option price; and (b) capital gain, to the extent the amount realized on disposition exceeds the fair market value of the shares on the date of option exercise. In addition, if the holding periods are not met, the Company will be entitled to a deduction corresponding to the ordinary income amount recognized by the participant. If the shares are sold after expiration of the holding periods, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount realized on disposition and the option price.

With respect to NQSOs, the participant will not recognize any income and the Company will not be entitled to a deduction upon grant of the option. Upon exercise, the participant will recognize ordinary income, and the Company will be entitled to a corresponding deduction, in an amount equal to the excess of the fair market value of the shares on the date of option exercise over the amount paid by the participant for the shares. Upon a subsequent disposition of the shares received under the option, the participant generally will recognize capital gain or loss to the extent of the difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition.

SARs

The recipient of a grant of SARs will not realize taxable income and the Company will not be entitled to a federal income tax deduction with respect to such grant on the date of such grant. Upon the exercise of an SAR, the recipient will realize ordinary income, and the Company will generally be entitled to a corresponding deduction, equal to the amount of cash received.

Restricted Stock

A participant holding restricted stock will realize, at the time the shares vest, ordinary income in an amount equal to the fair market value of the shares and any cash received attributable to credited dividends at the time of vesting, and the Company will generally be entitled to a corresponding deduction for federal income tax purposes.

RSUs

A participant holding RSUs will, at the time the participant receives a distribution, realize ordinary income in an amount equal to the distribution (which will be a single lump sum payment in cash or stock equal to the fair market value of the units held by the participant) and the Company will be entitled to a corresponding deduction for federal income tax purposes.

Performance Units and Performance Shares

The recipient of an award of performance units or performance shares will not realize taxable income and the Company will not be entitled to a deduction with respect to such grant on the date of such grant. Upon the payout of such award, the recipient will realize ordinary income and the Company will generally be entitled to a corresponding deduction, equal to the amount of cash or stock received.

Section 409A

Notwithstanding any contrary provision in the 2010 Plan, each provision in the 2010 Plan that otherwise relates to nonqualified deferred compensation benefits will be interpreted to permit the deferral of compensation and the payment of deferred amounts in accordance with Section 409A of the Code, to the extent applicable.

Section 162(m)

Under Section 162(m) of the Code, compensation paid by the Company in excess of $1 million for any taxable year to a “Covered Employee” generally is not deductible by the Company or its affiliates for federal income tax purposes unless an exemption from such limitation exists. One such exemption is if the subject compensation is based on the attainment of performance goals, is paid pursuant to a plan approved by shareholders of the Company, and meets certain other requirements. Generally, “Covered Employee” under Section 162(m) means the chief executive officer and the three other highest paid executive officers of the Company other than the Chief Executive Officer as of the last day of the taxable year. The Committee will at all times consist of “outside directors” as required for purposes of Section 162(m), and that the Committee will take the effect of Section 162(m) into consideration in structuring 2010 Plan awards.

Prospective awards of equity compensation under the 2010 Plan, if approved by the shareholders, are not currently determinable. As disclosed in the Company’s Current Report on Form 8-K, filed with the SEC on April 23, 2010, the Compensation Committee has made various awards of restricted shares and SARs to the Company’s CEO and each of the named executive officers with respect to 2010 compensation. The 2004 Plan had sufficient remaining shares of common stock to fulfill these equity awards. At the date of this Proxy Statement, there are no current plans for additional equity awards to the CEO and named executive officers during 2010.

Also disclosed in the Form 8-K referenced in the previous paragraph is the determination by the Committee to award to each of the Company’s continuing non-employee Directors shares of restricted stock with a value of $110,000. These shares will be awarded to these Directors as of July 1, 2010 and will be priced on the basis of the average closing price on the NASDAQ Stock Market for the fifteen business days beginning ten days prior to the date of the Annual Meeting on June 4, 2010. Consequently, as of the date of this Proxy Statement, the Company is unable to determine the total number of restricted shares that each non-employee Director will receive as a result of this award. As of the date of this Proxy Statement, the Company anticipates that the 27,144 shares remaining in the Company’s 2005 Non-Employee Director Restricted Stock Plan will be issued under this award to the subject Directors. The remaining indeterminable number of shares of restricted stock under the award will be issued to the subject Directors from the 2010 Plan, if approved by the shareholders at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL #2 TO APPROVE THE 2010 LONG-TERM EQUITY COMPENSATION PLAN. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY VOTE. THE PROXIES WILL BE VOTED IN ACCORDANCE WITH THE SHAREHOLDERS’ SPECIFICATIONS. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF COMMON STOCK CAST AT THE MEETING REPRESENTED IN PERSON OR BY PROXY AND ENTITLED TO VOTE AT THE MEETING IS REQUIRED FOR APPROVAL OF THIS PROPOSAL #2.

PROPOSAL 3 – RATIFICATION OF SELECTION OF AN INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee and the Board have ratified the engagement of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm with respect to its year ending December 31, 2010. The Board is submitting the appointment of PwC to the shareholders for ratification. If the appointment of PwC is not ratified, the Board will require the Audit Committee to reconsider its selection. A representative of PwC is expected to be present at the meeting, will have an opportunity to make a statement if he or she so desires, and will also be available to respond to appropriate questions.

Principal Accountant Fees and Services

	2009	2008

Audit fees(1)	$2,496,000	$3,110,000
Audit related fees(2)	1,706,384	2,192,650
Tax fees(3)	550,867	961,491
Other fees(4)	237,500	1,067,505

Total fees	$4,990,751	$7,331,646

(1)	Audit fees consist of the aggregate fees billed for professional services rendered for audit procedures performed with regard to the Company’s annual consolidated financial statements and the report on management’s assessment of internal control over financial reporting and the effectiveness of the Company’s internal controls over financial reporting, including reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees consist of the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s annual consolidated financial statements and are not reported under “Audit Fees.” Fees billed primarily represent our proportionate share of amounts billed for the audits of the annual financial statements of the Company-sponsored drilling partnerships.

(3)	Tax fees consist of the aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning for the Company and the Company-sponsored drilling partnerships.

(4)	All other fees consist of aggregate fees billed for products and services other than the services reported above. Fees billed in 2009 were primarily related to the formation of PDC Mountaineer, LLC and the Company’s equity offering and, in 2008, were primarily related to potential acquisition projects.

Audit Committee Pre-Approval Policies and Procedures

The Sarbanes-Oxley Act of 2002 requires that all services provided to the Company by its independent registered public accounting firm be subject to pre-approval by the Audit Committee or authorized Audit Committee members. The Audit Committee has adopted policies and procedures for pre-approval of all audit services and non-audit services to be provided by the Company’s independent registered public accounting firm. Services necessary to conduct the annual audit must be pre-approved by the Audit Committee annually. Permissible non-audit services to be performed by the independent accountant may also be approved on an annual basis by the Audit Committee if they are of a recurring nature. Permissible non-audit services, which are not eligible for annual pre-approval, to be conducted by the independent accountant must be pre-approved individually by the full Audit Committee or by an authorized Audit Committee member. Actual fees incurred for all services performed by the independent accountant will be reported to the Audit Committee after the services are fully performed. The duties of the Committee are described in the Audit Committee Charter, which is available at the Company’s website under “Corporate Governance.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL #3. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY VOTE. THE PROXIES WILL BE VOTED IN ACCORDANCE WITH THE SHAREHOLDERS’ SPECIFICATIONS. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF COMMON STOCK CAST AT THE MEETING REPRESENTED IN PERSON OR BY PROXY AND ENTITLED TO VOTE AT THE MEETING IS REQUIRED FOR APPROVAL OF THIS PROPOSAL #3.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is composed of four Directors (five prior to August 2009) and operates under a written charter adopted by the Board. Each member of the Audit Committee meets the independence requirements of Rule 5605(a)(2) of the NASDAQ listing standards. The duties of the Audit Committee are summarized in this Proxy Statement under “Committees of the Board of Directors” and are more fully described in the charter, which is available at the Company’s website under “Corporate Governance.”

Management is responsible for the Company’s internal controls and preparation of the consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing a report thereon. The Committee’s responsibilities include monitoring and overseeing these processes.

The Committee met eight times during 2009 and the subcommittee related to the partnerships operated by the Company met an additional seven times. The Committee has continued to meet frequently during 2010.

The Committee reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2009 (the “audited financial statements”) with management and the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”). The Committee also discussed with PwC the matters required to be discussed by Statement of Auditing Standards No. 61, as amended, and PwC directly provided reports on significant matters to the Committee.

The Committee has received the written disclosures and the letter from PwC required by PCAOB Rule 3526 and has discussed with PwC its independence from the Company.

The Committee has discussed with management and PwC such other matters and received such assurances from them as the Committee deemed appropriate.

Based on the foregoing review and discussions and relying thereon, the Committee recommended that the Board include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

The Board approved the Committee’s recommendation to appoint PwC to serve as the Company’s independent registered public accounting firm for 2010. In connection therewith, the Audit Committee considered whether the provision of non-audit services by PwC prior to their engagement was compatible with maintaining the independent registered public accounting firm’s independence. This appointment is subject to ratification by the Company’s shareholders.

Anthony J. Crisafio, Chair
Joseph E. Casabona
Jeffrey C. Swoveland
Kimberly Luff Wakim

AUDIT COMMITTEE
of the Board of Directors

ALL OTHER BUSINESS THAT MAY COME BEFORE THE 2010 ANNUAL MEETING

As of the date of this Proxy Statement, the Board is not aware of any matters to be brought before the 2010 Annual Meeting other than the matters set forth in this Proxy Statement. However, if other matters properly come before the meeting, it is the intention of the proxy holders named in the enclosed form of proxy to vote in accordance with their discretion on such matters pursuant to such proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED
SHAREHOLDER MATTERS

The following table sets forth certain information regarding ownership of the Company’s common stock as of April 1, 2010, by (a) each person known by the Company to own beneficially more than 5% of the outstanding shares of common stock; (b) each Director of the Company; (c) each executive officer; and (d) all Directors and executive officers as a group. As of April 1, 2010, 19,253,526 common shares of the Company were issued and outstanding. Except as otherwise indicated, the address for each of the named security holders is 1775 Sherman Street, Suite 3000, Denver, Colorado 80203.

	Number		Percent
	of		of
	Shares		Shares
	Beneficially		Beneficially
Name and Address of Beneficial Owner	Owned		Owned

FMR LLC	1,937,167	(1)	10.1%
82 Devonshire Street Boston, MA 02109
BlackRock, Inc.	1,443,293	(2)	7.5%
55 East 52nd Street New York, NY 10022
Wellington Management Company, LLP	1,116,800	(3)	5.8%
75 State Street Boston, MA 02109
Dimensional Fund Advisors LP	990,690	(4)	5.1%
6300 Bee Cave Road Building One Austin, Texas 78746
Richard W. McCullough	15,180	(5)	*
Gysle R. Shellum	1,745	(6)	*
Barton R. Brookman, Jr.	25,553	(7)	*
Daniel W. Amidon	6,051	(8)	*
Lance A. Lauck	361	(9)	*
Vincent F. D’Annunzio	20,483	(10)	*
Kimberly Luff Wakim	8,728	(11)	*
David C. Parke	9,719	(12)	*
Jeffrey C. Swoveland	12,533	(13)	*
Anthony J. Crisafio	7,900		*
Joseph E. Casabona	6,955		*
Larry F. Mazza	6,013		*
James M. Trimble	6,200		*
All Directors and executive officers as a group (13 persons)	127,421	(14)	*

*	Represents less than 1% of the outstanding shares of common stock

(1)	According to the Schedule 13G/A filed by FMR LLC with the SEC on February 16, 2010.

(2)	According to the Schedule 13G filed by BlackRock, Inc. with the SEC on January 29, 2010.

(3)	According to the Schedule 13G filed by Wellington Management Company, LLP with the SEC on February 12, 2010.

(4)	According to the Schedule 13G/A filed by Dimensional Fund Advisors LP with the SEC on February 8, 2010.

(5)	Excludes 32,400 restricted shares subject to vesting greater than 60 days after April 1, 2010; includes 2,499 shares subject to options exercisable within 60 days of April 1, 2010.

(6)	Excludes 9,180 restricted shares subject to vesting greater than 60 days after April 1, 2010.

(7)	Excludes 15,326 restricted shares subject to vesting greater than 60 days after April 1, 2010; includes 1,091 restricted shares subject to vesting within 60 days of April 1, 2010.

(8)	Excludes 12,531 restricted shares subject to vesting greater than 60 days after April 1, 2010.

(9)	Excludes 26,701 restricted shares subject to vesting greater than 60 days after April 1, 2010.

(10)	Excludes 5,335 common shares purchased pursuant to the Non-Employee Director Deferred Compensation Plan.

(11)	Excludes 1,046 common shares purchased pursuant to the Non-Employee Director Deferred Compensation Plan.

(12)	Excludes 571 common shares purchased pursuant to the Non-Employee Director Deferred Compensation Plan.

(13)	Excludes 1,321 common shares purchased pursuant to the Non-Employee Director Deferred Compensation Plan.

(14)	Excludes 96,138 restricted shares subject to vesting greater than 60 days after April 1, 2010, and 8,273 common shares purchased pursuant to the Non-Employee Director Deferred Compensation Plan; includes 2,499 shares subject to options exercisable within 60 days of April 1, 2010 and 1,091 restricted shares subject to vesting within 60 days of April 1, 2010.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (“Exchange Act”) requires the Company’s officers and Directors, and persons who own more than 10% of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, Directors and holders of more than 10% of the common stock are required by regulations promulgated by the SEC pursuant to the Exchange Act to furnish the Company with copies of all Section 16(a) forms they file. The Company assists officers and Directors, and will assist beneficial owners, if any, of more than 10% of the common stock, in complying with the reporting requirements of Section 16(a) of the Exchange Act.

Based solely on its review of the copies of such forms received by it, the Company believes that for the year ended December 31, 2009, all Section 16(a) filing requirements applicable to its Directors, officers and greater than 10% beneficial owners were met, with the following exceptions: Form 4s were filed one day late for Messrs. Brookman, Mazza and Swoveland due to administrative delay.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines that govern the structure and functioning of the Board and establish the Board’s policies on a number of corporate governance issues. The Guidelines are posted under “Governance Policies” in the Corporate Governance section of the Company’s internet site at www.petd.com. They are also available to any shareholder on request; see “Contact Information” above.

Board of Directors

The Company’s By-Laws provide that the number of members of the Board shall be designated from time to time by a resolution of the Board. Currently, the designated number of Directors is nine, but with the decision by Vincent D’Annunzio not to stand for re-election, the Board has reduced the number of Directors to eight, effective on the date of the 2010 annual shareholders meeting. The By-Laws provide that the Board shall be divided into three separate classes of directors which are required to be as nearly equal in number as practicable. At each annual meeting of shareholders one class of Directors, whose term expires, will be elected to a term of three years. The classes are staggered so that the term of one class expires each year. There is no family relationship between any Director or executive officer and any other Director or executive officer of the Company. There are no arrangements or understandings between any Director or officer and any other person pursuant to which the person was selected as an officer.

Director Independence

Subject to some exceptions and transition provisions, the NASDAQ listing standards generally provide that a Director will not be independent if:

(A) the Director is, or at any time during the past three years was, employed by the Company;

(B) the Director or a member of the Director’s immediate family has received from the Company compensation of more than $120,000 during any period of 12 consecutive months within the three years preceding the determination of independence other than for service as a Director; compensation paid to a family member who is an employee of the Company (other than an executive officer); or benefits under a tax-qualified retirement plan;

(C) the Director is a family member of an individual who is, or at any time during the past three years was, an executive officer of the Company;

(D) the Director or a member of the Director’s immediate family is a partner in, or a controlling person of, or an executive officer of any organization to which PDC made, or from which PDC received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more;

(E) the Director or a member of the Director’s immediate family is employed as an executive officer of another entity where at any time during the past three years any of the Company’s executive officers serves on the compensation committee of the other entity; or

(F) the Director or a member of the Director’s immediate family is a current partner of PwC or during the past three years was a partner or employee of PwC.

Audit Committee members are subject to additional, more stringent NASDAQ and Exchange Act requirements.

The Board has reviewed business and charitable relationships between the Company and each non-employee Director to determine compliance with the NASDAQ listing standards described above and to evaluate whether there are any other facts or circumstances that might impair a Director’s independence. The Board has determined that all non-employee Directors are independent under NASDAQ Listing Rule 5605 and the Exchange Act.

Board Meetings and Attendance

The Board met ten times in 2009. Each of PDC’s Directors attended at least 75% of the aggregate Board and committee meetings (on which he or she served) during 2009.

Annual Meeting Attendance

As specified in the Company’s Corporate Governance Guidelines, Directors are strongly encouraged to attend the annual meeting of shareholders. All Directors attended last year’s meeting, except for Ms. Wakim, who was ill.

Committees of the Board

The following table identifies the current membership and chairs of the five standing committees of the Board.

				Nominating and	Planning and
Name	Audit	Compensation	Executive	Governance	Finance

Joseph E. Casabona	Member	—	—	—	Chair
Anthony J. Crisafio	Chair	Member	—	—	—
Vincent F. D’Annunzio(1)	—	Member	Member	Chair	—
Larry F. Mazza	—	Member	—	Member	—
Richard W. McCullough	—	—	Chair	—	Member
David C. Parke	—	Member	—	Member	Member
Jeffrey C. Swoveland	Member	—	Member	—	Member
James M. Trimble	—	Member	—	—	Member
Kimberly Luff Wakim	Member	Chair	—	Member	—

(1)	Mr. D’Annunzio has notified the Board that he will not stand for re-election as a Director at the Annual Meeting.

The non-employee Directors generally meet in “executive session” without the presence of employee Directors at their discretion in connection with each regularly scheduled Board meeting. Mr. Swoveland serves as Presiding Independent Director at these sessions; however, the other non-employee Directors may, in the event of his absence, select another Director to preside over a particular session.

Audit Committee

The Audit Committee, which met 15 times in 2009, is composed entirely of persons whom the Board has determined to be independent under NASDAQ Listing Rule 5605(a)(2), Section 301 of the Sarbanes-Oxley Act of 2002 and Section 10A(m)(3) of the Exchange Act. Mr. Crisafio chairs the Audit Committee; other members are Ms. Wakim and Messrs. Casabona and Swoveland. The Board has determined that all four members of the Audit Committee qualify as financial experts as defined by SEC regulations and that all of the Audit Committee members are independent of management. The Audit Committee’s purpose is to assist the Board in monitoring the integrity of the financial reporting process, systems of internal controls and financial statements of the Company, and compliance by the Company with legal and regulatory requirements. Additionally, the Committee is directly responsible for the appointment, compensation and oversight of the independent auditors employed by the Company for the purpose of preparing or issuing an audit report or related work and to assess the need for an internal audit function and recommend its establishment when deemed appropriate.

In performing its responsibilities, the Audit Committee monitors the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance; monitors the independence of the independent registered public accounting firm; and provides an avenue of communications among the independent registered public accounting firm, management and the Board. The Board has adopted a Charter of the Audit Committee which is posted on the Company’s website. The Board continues to assess the adequacy of the Charter and will revise it as necessary.

Compensation Committee

The Board has determined that all members of the Compensation Committee are independent of the Company under Rule 5605(a)(2) of the NASDAQ listing standards. The Compensation Committee met eight times in 2009. The Board has adopted a Compensation Committee Charter which is posted on the Company’s website.

The purpose and functions of the Compensation Committee are to (1) oversee the development of a compensation strategy for the Company; (2) oversee the administration of the Company’s compensation programs; (3) evaluate the performance of and set compensation for the Chief Executive Officer; (4) review and approve the elements of compensation for other executive officers of the Company; (5) negotiate the terms of employment agreements with executive officers of the Company; (6) review and recommend to the full Board compensation of the Company’s Directors and changes in compensation levels to the Board; (7) approve equity grants and recommend equity-based incentive plans necessary to implement the Company’s compensation strategy; and (8) administer all equity-based incentive programs of the Company.

Compensation Committee Interlocks and Insider Participation.

There are no Compensation Committee interlocks.

Executive Committee

The purpose and functions of the Executive Committee are to exercise the powers and duties of the Board between Board meetings and, while the Board is not in session, implement the policy decisions of the Board. The Board has adopted an Executive Committee Charter which is posted on the Company’s website.

Nominating and Governance Committee

The Board has determined that all members of the Nominating and Governance Committee are independent of the Company under Rule 5605(a)(2) of the NASDAQ listing standards. The Nominating and Governance Committee met six times in 2009. The purpose of and functions performed by the Committee are to (1) assist the Board by identifying individuals qualified to become Board members and to recommend to the Board nominees for the next annual meeting of shareholders or fill any vacancies; (2) recommend to the Board corporate governance guidelines applicable to the Company; (3) lead the Board in its annual review of the Board’s performance; and (4) recommend to the Board Director nominees for each committee. The Board has adopted a Charter for the Nominating and Governance Committee. The Charter has been posted on the Company’s website.

As noted in the Corporate Governance Guidelines, the Board believes it is appropriate and efficient to combine the offices of Chairman and Chief Executive Officer, provided that a Lead Director is in place to preside at executive sessions of the independent Directors and otherwise provide leadership for the independent Directors. Particularly at a small business, such as the Company, the Board believes that separation of these roles is not necessary. In addition, the Board currently consists of eight independent Directors and only one management Director, further mitigating any risks associated with combining the offices of Chairman and Chief Executive Officer. The Committee reviews this position of combined offices , as well as the other Governance Guidelines, on an annual basis.

Director Qualifications and Selection

The Board has adopted Director Nomination Procedures that prescribe the process the Nominating and Governance Committee will use to select the Company’s nominees for election to the Board. The Nominating and Governance Committee evaluates each candidate based on the candidate’s level and diversity of experience and knowledge (specifically within the industry and relevant industries in which the Company operates, as well as his or her general overall experience and knowledge), skills, education, reputation and integrity, professional stature and other factors that may be relevant depending on the particular candidate.

Additional factors considered by the Committee include the size and composition of the Board at a particular time, and allowing the Company to benefit from having a broad mixture of skills, experience and perspectives on the Board. Accordingly, one or more of these factors may be given more weight in a particular case at a particular time, no single factor would be viewed as determinative, and the

Committee has not specified any minimum qualifications that it believes must be met by any particular nominee. The Company’s Director Nomination Procedures are posted on the Company’s website.

The Committee identifies Director candidates primarily through recommendations made by the non-employee Directors. These recommendations are developed based on the Directors’ own knowledge and experience in a variety of fields, and research conducted by PDC staff at the Committee’s direction. The Committee also considers recommendations made by the employee Directors, employees, shareholders, and others, including search firms. All recommendations, regardless of the source, are evaluated on the same basis against the criteria contained in the guidelines. The Committee has the authority to engage consultants to help identify or evaluate potential Director nominees but has not done so recently. Mr. Trimble, appointed in 2009, was recommended by several non-employee Directors.

Diversity Consideration

In addition to qualities of intellect, integrity and judgment, the Nominating and Governance Committee takes into consideration diversity of background, senior management experience, education, and an understanding of some combination of oil and gas marketing, finance, technology, government regulation, and public policy. The Committee makes its determination in the context of an assessment of the perceived needs of the Board at that point in time. The Committee evaluates all nominees for Director considering these criteria, including nominees recommended by shareholders. The new director nomination process specifically includes disclosure of the diversity provided by each candidate, but the Nominating and Governance Committee does not make the recommendations of nominees based solely on any such criteria, nor does it have any official or unofficial goals for any specific group.

Shareholder Recommendations

The Company’s Nominating and Governance Committee will consider Director candidates recommended by shareholders of the Company. Any shareholder who wishes to recommend a prospective Board nominee to the Committee should notify the Nominating and Governance Committee of the recommendation by writing to the Committee at the Company’s headquarters, or by sending the information via email to board@petd.com. All recommendations will be received by the Nominating and Governance Committee.

A submission recommending a candidate should include:

•	Sufficient biographical information to allow the Committee to evaluate the candidate in light of the Director Nomination Guidelines;

•	An indication as to whether the proposed candidate will meet the requirements for independence under the NASDAQ guidelines;

•	Information concerning any relationships between the candidate and the shareholder recommending the candidate; and

•	Material indicating the willingness of the candidate to serve if nominated and elected.

Shareholder Nominations

Shareholders who wish to may nominate candidates for election to the Board. The Company’s By-Laws require shareholders who wish to submit nominations of persons for election to the Board of Directors at the annual meeting of shareholders to follow certain procedures. The shareholder must give written notice to the Corporate Secretary at Petroleum Development Corporation, 1775 Sherman Street, Suite 3000, Denver, Colorado 80203 or may email notice to board@petd.com not later than 80 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting or, if the date of the annual meeting is more than 30 days before or more than 60 days after that anniversary date, notice by such shareholder to be timely, not later than 80 days before such annual meeting, or within 10 days following the Company’s public announcement of the date of its annual shareholder meeting. The shareholder notice also must be received by the Company no earlier than 90 days prior to the annual meeting. The shareholder must be a shareholder of record at the time the notice is given. The written notice must set forth (a) as to each nominee all information relating to that person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (b) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (1) the name and address of the shareholder, as they appear on the Company’s books, and of such beneficial owner and (2) the class and number of shares of the Company’s securities that are beneficially owned by such shareholder and the beneficial owner; and (c) any material interest of such shareholder and such beneficial owner in such nomination.

Planning and Finance Committee

The purpose of the Planning and Finance Committee is to oversee the responsibilities of the Board relating to planning and finance, including: (1) to organize and oversee the Board’s participation in the development of the Company’s Strategic Plan and the risk assessment and management process; (2) to follow the progress in the implementation of the Strategic Plan and to advise the Board if additional Board action appears to be needed to assure successful implementation of the plan or if a need exists to revise the plan in the face of changing conditions or other factors; (3) to assure that management is addressing the personnel requirements for the successful implementation of the Strategic Plan; (4) to assure that a talent-rich organization is being developed to address both current and future leadership needs; (5) to assure that robust management development and succession planning processes are developed and implemented for management at all levels in the Company; and (6) to work with the CFO and other executive management regarding corporate financial matters including operating and capital budgets, capital structure, dividends, and other significant financial and capital issues. The Board has adopted a charter for the Planning and Finance Committee which is posted on the Company’s website.

The Board Role in Risk Management

The Board seeks to understand and oversee critical business risks. Risks are considered in every business decision, not just through Board oversight of the Company’s Risk Management system. For instance, a special assessment of risks (financial and otherwise) is included in every acquisition proposal presented to the Planning and Finance Committee. The Board realizes, however, that it is not possible to eliminate all risk, nor is it desirable, and that appropriate risk-taking is essential to achieve the Company’s objectives.

The Board risk oversight structure provides that management report on risk to the Planning and Finance Committee. Other committees, however, are active in managing the risks related to such committees’ oversight areas. For example, the Audit Committee reviews many risks and related controls in areas that it considers fundamental to the integrity and reliability of the financial statements, such as counterparty risks and derivative program risks. Similarly, the Compensation Committee considers risks related to the structure and size of the Company’s compensation plans as noted in the following section.

Compensation Risk Assessment

We do not believe the Company’s executive and non-executive compensation structure is reasonably likely to have a materially adverse effect on the Company. With respect to specific elements of compensation and risk analysis:

•	Base salary does not encourage risk-taking as it is a fixed amount and is set at market rates.

•	The annual incentive plan is designed to reward achievement of short-term performance metrics. Through a combination of plan design and Board and management procedures, undue risk-taking is mitigated. Specifically, the plan has a cap on the award for any individual and the annual incentive constitutes a relatively small portion of total direct compensation for executive officers.

Board and management procedures include ongoing management review and quarterly review of business performance by the Audit Committee and the Company’s internal disclosure committee. The Committee has also added “clawbacks” to all executive officers’ employment agreements to discourage excessive risk-taking.

•	A number of factors mitigate risks inherent in long-term equity compensation. Specifically, the Company has stock ownership requirements for senior executives. Executive officers must also obtain permission from the Company’s General Counsel before selling any Company shares, even during an open trading window under its Insider Trading Policy.

One element of compensation for Mr. Lauck is a bonus related to successful results from future acquisitions over several years. The Company has considered this risk and does not consider it to be inappropriate. Other units of the Company receive incentive compensation primarily related to Company performance as a whole. For example, the individuals responsible for oil and gas price hedging transactions are not compensated on the basis of the success or timing of those trades. Furthermore, they can only initiate trades approved by the Company’s Derivative Committee, which includes a broad cross-section of management, and whose committee charter prohibits speculative trading.

Communications with Directors

Shareholders wishing to communicate with the Board or a committee may do so by writing to the attention of the Board or committee at the Company’s corporate headquarters or by emailing the Board at board@petd.com, with “Board” or the appropriate committee in the subject line.

Code of Business Conduct and Ethics

In January 2003, the Company adopted its Code of Business Conduct and Ethics, as amended (the “Code of Conduct”) applicable to all Directors, officers, employees, agents and representatives of the Company and consultants. The Company’s principal executive officer, principal financial officer and principal accounting officer are subject to additional specific provisions under the Code of Conduct. The Company’s Code of Conduct is posted on its website at www.petd.com.  In the event of an amendment to, or a waiver of, including an implicit waiver, the Code of Conduct, the Company will disclose the information on its internet website. The Board approved a waiver regarding any potential conflict related to the service of Mr. Swoveland on the Board of Directors of Linn Energy LLC. If the Board becomes aware of a potential conflict in the future, it will consider at that time whether or not to continue this waiver.

Policies and Procedures with Respect to Transactions with Related Persons

The Board has adopted a written policy for the review, approval and ratification of transactions that involve related parties and potential conflicts of interest.

The related party transaction policy applies to each Director and executive officer of the Company, any nominee for election as a Director, any security holder who is known to own more than five percent of the Company’s voting securities, any immediate family member of any of the foregoing persons and any corporation, firm or association in which one or more of the Company’s Directors are directors or officers, or have a substantial financial interest.

Under the related party transaction policy, a related person transaction is a transaction or arrangement involving a related person in which the Company is a participant or that would require disclosure in the Company’s filings with the SEC as a transaction with a related person.

The related persons must disclose to the Audit Committee any potential related person transactions and must disclose all material facts with respect to such interest. All related person transactions will be reviewed by the Audit Committee. In determining whether to approve or ratify a transaction, the Audit Committee will consider the relevant facts and circumstances of the transaction which may include factors such as the relationship of the related person with the Company, the materiality or significance of the transaction to the Company and the business purpose and reasonableness of the transaction, whether the transaction is comparable to a transaction that could be available to the Company on an arms-length basis, and the impact of the transaction on the Company’s business and operations.

From January 1, 2009 to the present, there was no transaction or series of transactions, or any currently proposed transaction, in which the amount involved exceeds $120,000 and in which any director, executive officer, holder of more than five percent of the Company’s common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Indemnification of Directors and Officers

The Company’s By-Laws provide that the Company shall indemnify any Director, officer, employee, or other agent of the Company who is or was a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of the Company to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the Company, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with such proceeding, if that person acted in good faith and in a manner that person reasonably believed to be in the best interest of the Company, and in the case of a criminal proceeding, had no reasonable cause to believe the conduct of that person was unlawful.

The Company has entered into separate indemnification agreements with each of its Directors whereby the Company has agreed to indemnify the Director against all expenses, including attorneys’ fees, and other amounts reasonably incurred by the director in connection with any threatened, pending or completed civil, criminal, administrative or investigative action or proceeding to which such person is party by reason of the fact that he is or was a Director, as the case may be, of the Company, if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, the person had no reasonable cause to believe such conduct to be unlawful. The agreements provide for the advancement of expenses and that the Company has the right to purchase and maintain insurance on behalf of the director against any liability or liabilities asserted against such person, whether or not the Company would have the power to indemnify the person against such liability under any provision of the agreement. The Company has agreed to indemnify such person against expenses actually and reasonably incurred in connection with any action in which the person has been successful on the merits or otherwise. Indemnification must also be provided by the Company (unless ordered otherwise by a court) only as authorized in the specific case upon a determination that the indemnification of the person is appropriate because he or she has met the applicable standard of conduct described in the agreement made by (1) the Board of Directors, by a majority vote of a quorum consisting of Directors who are not parties to such action or proceeding, (2) independent legal counsel in a written opinion or (3) the shareholders of the Company.

Additional Information

The “Corporate Governance” section of the Company’s internet site contains additional information, including PDC’s Certificate of Incorporation and By-Laws, written charters for each Board committee, and Board policy statements.

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. Copies of the Company’s filings with the SEC are available to the public at the SEC’s website at http://www.sec.gov. These documents may also be viewed at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

EXECUTIVE OFFICERS

The current executive officers of the Company, their principal occupations for the past five years and additional information is set forth below.

Name	Age	Position(s)

Richard W. McCullough	58	Chairman, Chief Executive Officer and Director
Gysle R. Shellum	58	Chief Financial Officer
Barton R. Brookman, Jr.	47	Senior Vice President Exploration and Production
Daniel W. Amidon	49	General Counsel and Secretary
Lance Lauck(1)	47	Senior Vice President Business Development

(1)	Mr. Lauck became Senior Vice President Business Development on August 31, 2009.

RICHARD W. MCCULLOUGH was appointed Chief Executive Officer of the Company in June 2008 and Chairman of PDC’s Board of Directors in November 2008. From November 2006 until November 2008, he served as the Chief Financial Officer of the Company. Prior to joining PDC, Mr. McCullough served from July 2005 to November 2006 as an energy consultant. From January 2004 to July 2005, he was President and Chief Executive Officer of Gasource, LLC, a marketer of long-term, natural gas supplies in Dallas, Texas. From 2001 to 2003, Mr. McCullough served as an investment banker with J.P. Morgan Securities, Atlanta, Georgia, in the public finance utility group supporting bankers nationally in all natural gas matters. Additionally, Mr. McCullough has held senior positions with Progress Energy, Deloitte and Touche, and the Municipal Gas Authority of Georgia. He holds BS and MS degrees from the University of Southern Mississippi and was a practicing Certified Public Accountant for eight years.

Gysle R. Shellum was appointed Chief Financial Officer in 2008. Prior to joining the Company, Mr. Shellum served as Vice President, Finance and Special Projects of Crosstex Energy, L.P., Dallas, Texas. Mr. Shellum served in this capacity from September 2004 through September 2008. From March 2001 until September 2004, Mr. Shellum served as a consultant to Value Capital, a private consulting firm in Dallas, Texas, where he worked on various projects, including corporate finance and Sarbanes-Oxley Act compliance. Crosstex Energy, L.P. is a publicly traded Delaware limited partnership whose securities are listed on the NASDAQ Global Select Market and is an independent midstream energy company engaged in the gathering, transmission, treating, processing and marketing of natural gas and natural gas liquids.

Barton R. Brookman, Jr. was appointed Senior Vice President Exploration and Production in March 2008. Previously, Mr. Brookman served as Vice President Exploration and Production since joining PDC in July 2005. Prior to joining PDC, Mr. Brookman worked for Patina Oil and Gas and its predecessor Snyder Oil for 17 years in a series of positions of increasing responsibility, ending his service as Vice President of Operations of Patina.

Daniel W. Amidon was appointed General Counsel and Secretary in July 2007. Prior to his current position, Mr. Amidon was employed by Wheeling-Pittsburgh Steel Corporation beginning in July 2004; he served in several positions including General Counsel and Secretary. Prior to his employment with Wheeling-Pittsburgh Steel, Mr. Amidon worked for J&L Specialty Steel Inc. from 1992 through July 2004 in positions of increasing responsibility, including General Counsel and Secretary. Mr. Amidon practiced with the Pittsburgh law firm of Buchanan Ingersoll PC from 1986 through 1992.

Lance Lauck was appointed Senior Vice President Business Development in August 2009. Previously Mr. Lauck served as Vice President - Acquisitions and Business Development for Quantum Resources Management LLC from 2006 - 2009. From 1988 until 2006, he held various management positions at Anadarko Petroleum Corporation in the areas of acquisitions and divestitures, corporate mergers and business development.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of the Company has reviewed and discussed the following Compensation Discussion and Analysis with management and, based on its review and discussions, recommends its inclusion in the Proxy Statement.

Kimberly Luff Wakim, Chair
Vincent F. D’Annunzio
Anthony J. Crisafio
Larry F. Mazza
David C. Parke
James M. Trimble

COMPENSATION COMMITTEE
of the Board of Directors

***
COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis focuses on the following:

•	the principles on which our executive compensation program is based;

•	how we make compensation decisions and determine the amount of each element of compensation;

•	the elements of our total compensation program and the reasons why we have chosen these elements; and

•	an analysis of the material compensation decisions made by the Compensation Committee in 2009.

The Compensation Committee

The Board has assigned to the Compensation Committee the responsibility for developing and overseeing the Company’s compensation programs and executive compensation. The Committee consists entirely of independent Board members. The Committee has been authorized by the Board to make final determinations for all elements of compensation for the executive officers. Independent Board members who are not part of the Committee are often consulted as part of the Committee’s decision making process. The Committee also negotiates terms and approves all executive employment agreements and administers the Company’s long-term incentive plans.

Executive Summary

In early 2009, the oil and gas industry faced very low gas prices, tight credit markets and depressed stock prices. The Company found itself in a challenging position and as a result, chose to focus on ways to improve the Company’s liquidity and maintain cash flow to fund ongoing operations. The Company delivered strong financial performance for 2009 by exceeding its cash flow and liquidity goals and making some key strategic moves such as aggressive and timely hedging late in the year which sustained the Company’s bank line of credit amount and the formation of the Marcellus joint venture. During 2009, the Company’s executive leadership team conducted a full strategic assessment and determined to increase the Company’s focus on ways of reducing the Company’s cost structure through cost management and leveraging economies of scale in existing basins and to look at some significant asset reconfiguration efforts. These measures are tied to the short-term incentive goals for 2010. By focusing on strengthening the Company’s financial position in 2009, PDC is financially poised for strategic growth in the future.

During this period, the Compensation Committee reviewed its executive compensation programs to ensure that they provide appropriate incentive and reward in this environment based upon the Company’s pay-for-performance objectives. As described below, no significant changes were made in the compensation programs for 2009, although the short-term incentive goals were shifted from the traditional focus on earnings and production to a focus on liquidity and cash flow, as the ultimate depth of the recession was still uncertain. Even though the Company’s stock price was depressed, no repricing or accommodation was made for past restricted stock or performance share awards, which are now worth a fraction of their value upon issuance, or for options that now have no intrinsic value.

The Committee believes that the competition remains tight for effective oil and gas executives. The Compensation Committee targets total direct compensation (combination base salary, short-term incentives and long-term incentives) for the executive group at the median of the market measured against a group of peer companies and industry survey data (as defined below). Although the Committee believes Company performance has been excellent in recent years, target total direct compensation for the entire officer group was found to be below the market median when the Committee evaluated compensation in hindsight after 2009 peer data became available. As the market has improved, the Committee has made adjustments in pay for 2010 as described below.

The Compensation Committee will continue to monitor trends and developments to ensure that the Company provides the appropriate executive compensation incentives and remains competitively positioned to attract and retain executive talent. The Committee believes that the total executive compensation program provides significant incentive, but does not encourage management to take excessive risks, and serves the shareholders’ best interests: it features short- and long-term performance measures, an appropriate balance of operating and financial performance goals, and promotes long-term retention and significant stock ownership. We believe that these elements, in combination, tie our executives’ compensation to the Company’s sustained long-term performance.

COMPENSATION DESIGN

Compensation Philosophy

The following characteristics of the compensation program constitute the Committee’s general philosophy:

•	Provide compensation that is fair to the Company and to the executive officers, while motivating behavior that will enhance the value of the Company;

•	Offer a total compensation program that is competitive with the compensation practices of those peer companies with which the Company competes, so that the Company will attract, motivate and retain executive talent;

•	Tie a significant portion of executive compensation to the Company’s achievement of pre-established financial and/or operating objectives and to personal objectives established for each executive individually;

•	Provide a significant portion of overall compensation in the form of equity-based compensation in order to align the interests of the Company’s executives with those of the Company’s shareholders and to avoid excess focus on short-term results;

•	Structure a significant proportion of total compensation in a fashion that promotes executive retention; a substantial portion of compensation should be forfeitable by the executive upon voluntary termination;

•	Structure performance-based compensation so that it does not encourage excessive risk-taking that may compromise the Company’s value or the investment interests of its shareholders; and

•	Require executives to achieve and maintain a significant level of equity ownership over time.

Resources and Other Considerations Used in the Decision Making Process

The Compensation Committee utilizes several different tools and resources in reviewing elements of executive compensation and making compensation decisions. These decisions, however, are not formulaic and the Compensation Committee exercises judgment and discretion in making them.

Compensation Consultant.  The Committee uses a nationally recognized independent executive compensation consultant, Towers Watson (formerly known as Towers Perrin), to review the Company compensation programs. The Compensation Committee directly retained Towers Watson (sometimes referred to herein as the “Consultant”). In this engagement, the Consultant reported directly and exclusively to the Compensation Committee. At the Committee’s direction, the Consultant works directly with management to review or prepare materials for the Committee. The Consultant assists the Committee with the annual review and revision of the peer group, conducts a competitive benchmarking of the Company’s executive and Non-Employee Director compensation programs, provides relevant market data as a background against which the Compensation Committee considers total compensation elements and awards, and attends and participates in Compensation Committee meetings throughout the year as the Committee deems appropriate. With the assistance of Towers Watson, the Committee periodically assesses (1) the effectiveness and competitiveness of the Company’s executive compensation and compensation design, ensuring that the Company’s programs are effectively aligned with the interests of our shareholders, and (2) the value and cost of various potential compensation arrangements. The Compensation Committee reviews the engagement of its independent compensation consultant on an annual basis and as a part of that process reviews a summary of all services provided by the Consultant and related costs. In 2009, the Consultant did not perform any other material services for the Company.

Benchmarking.  The Compensation Committee targets compensation around the median of the market through a mix of cash and long-term incentives with a heavier emphasis on long-term incentives. The Committee believes that the executives should receive pay above the median when Company performance and individual performance so warrant and below the median when performance is not achieved. To determine the competitive market, the Committee conducts an annual benchmarking review of an industry peer group to use as a reference point for assessing competitive compensation data. This industry peer group consists of select oil and gas industry peer companies that are similar in size, scope and nature of business operations. The initial step in the annual benchmarking process is to evaluate the composition of the peer group and determine whether any changes are warranted due to changes among the peers that render them too large, too small, or otherwise less useful, e.g., due to merger/acquisition activity. The composition of the peer group over the past three years is summarized below.

These companies, collectively, are referred to as the “Peer Group.”

Company	2007/08	2008/09	2009/10

Atlas Energy Resources		x
ATP Oil & Gas Company			x
Berry Petroleum Corporation	x	x	x
Bill Barrett Corporation	x	x	x
Brigham Exploration Company	x
Cabot Oil & Gas Corporation	x	x	x
Carrizo Oil & Gas	x	x	x
Callon Petroleum		x
Clayton Williams Energy	x	x
Comstock Resources	x	x	x
Concho Resources Inc.			x
Delta Petroleum	x	x	x
Encore Acquisition Company	x
Energy Partners		x
Goodrich Petroleum Corporation		x	x
Parallel Petroleum	x	x
Penn Virginia Corporation	x
Petroquest Energy	x	x	x
Rosetta Resources	x	x	x
St. Mary Land & Exploration	x	x	x
Stone Energy Corporation			x
Swift Energy Company			x
Unit Corporation	x
Venoco	x	x	x
Whiting Petroleum	x	x

Benchmarking is conducted annually with respect to each of the key annual elements of the Company’s executive compensation programs discussed above (salary, short-term incentive (this annual cash bonus is referred to as “STI”) and long-term incentive (this stock/equity is referred to as “LTI”) compensation). Historically, the primary source of the benchmarking analysis was the peer group described above. Beginning in 2009, in connection with 2010 compensation planning, the Consultant also benchmarked our executive positions using proprietary survey data from a broader sample of comparably-sized oil and gas companies in order to provide an additional market perspective. The Committee uses benchmarking data to establish a dollar target level for each key element to deliver a target total direct compensation to each executive at approximately the market median, with consideration of the executive’s individual performance. Targeting the median with the ability to receive compensation above the median if Company and individual performance so warrants helps ensure that the Company’s compensation practices will be competitive in terms of attracting and retaining executive talent, while performance based compensation provides for variations due to superior or sub-par performance.

Role of Chief Executive Officer and/or Other Executive Officers in Determining Executive Compensation.  The Committee consults with the CEO regarding: proposed peer group changes; his evaluation of the Company’s performance for the year; his assessment of his own performance and his evaluation of performance of the other executive officers; short-term and long-term incentive plans; individual executive achievement of key operating targets; the Company’s strategic plan; and management development and succession planning. At the Compensation Committee’s request, our executive officers assess the design of, and make observations or recommendations related to, our compensation and benefit programs, including recommendations related to the appropriate financial and operational performance measures used in our incentive programs.

The Compensation Committee, with input from the Consultant, determines each element of compensation for the CEO and, with input from the Consultant and the CEO, determines each element of compensation for the other executive officers. The CEO is not present during voting or deliberations with regard to his own compensation.

Review of Total Compensation.  The Committee reviews for each of the executive officers the total dollar value of each officer’s annual compensation, including salary, STI and LTI compensation, perquisites, retirement benefits, deferred compensation accruals and other compensation. The Committee also reviews shareholdings and accumulated unrealized gains under prior equity-based compensation awards, and amounts payable to the executive officer upon termination of the executive’s employment under various different circumstances, including retirement and termination in connection with a change in control. See the 2009 Summary Compensation Table and the Termination Benefits Table below. As none of the current executive officers have served in their current positions long enough to have accumulated significant wealth from the Company, wealth accumulation is not a current consideration in Committee deliberations.

Other Considerations.  In addition to the above resources, the Compensation Committee considers other factors when making compensation decisions, such as individual experience, individual performance, internal equity, development and/or succession status, and other individual or organizational circumstances. With respect to equity-based awards, the Compensation Committee also considers the cost of such awards, the impact on dilution, and the relative value of each element comprising total target executive compensation.

Regulatory Requirements.  Together with the Consultant, the Compensation Committee carefully reviews and considers current tax, accounting and securities regulations as they relate to the design of the Company’s compensation programs and related decisions.

Section 162(m) of the Internal Revenue Code of 1986, as amended (“IRC”), limits a company’s ability to deduct compensation paid in excess of $1 million during any fiscal year to the CEO and the next three highest executive officers, other than the CFO, unless the compensation is “performance-based” as defined under the IRC. Elements of the executive compensation program are indeed performance-based, such as stock options, SARs and performance-based equity awards issued under the Company’s 2004 Long-Term Equity Compensation Plan. Other aspects of the executive compensation program do not qualify as performance-based, such as time-based restricted stock and the Company’s STI annual incentive bonus program, because the Committee prefers to maintain the ability to exercise discretion in evaluating a portion of participants’ performance. It is our intent to maximize our income tax deductions by qualifying compensation paid to our top executives, where practicable under our compensation policies. The Compensation Committee nonetheless may approve compensation that may not qualify for the compensation deduction if, in light of all applicable circumstances, the Committee believes that it would be in our best interest for such compensation to be paid. The financial implications of a potential lost deduction were not material in prior years; the Committee will continue to monitor its position on the impact of Section 162(m) for the Company’s executive compensation programs.

Section 409A of the IRC provides that all amounts deferred under a non-qualified deferred compensation plan are currently included in gross income, to the extent not subject to a substantial risk of forfeiture and not previously included in gross income, unless certain requirements are met. We have designed or amended our plans and programs to either be exempt from Section 409A or, if subject to Section 409A, in compliance with applicable regulations to properly allow deferral.

ELEMENTS OF EXECUTIVE COMPENSATION

To achieve the objectives of the executive compensation program, the Committee uses four elements of compensation in varying proportions for the different executive officers. These elements, described below, are cash compensation (comprised of base salary and STI), awards tied to the Company’s stock (LTI, which we also refer to as “equity-based compensation”) and other perquisites and benefits. The Committee balances salary and performance-based compensation, and cash and non-cash compensation, in a manner it believes best meets the overall compensation philosophy in its judgment as a Committee. The Committee allocates among the different elements of compensation in a manner similar to the median allocation of the Peer Group, based on the level of the executive’s position, but generally targets the median in base salary and median in total direct compensation (base, target STI and LTI value). If Company and individual performance so warrants, the Committee may award above or below the market median. Generally, it is the policy of the Committee that, as position/responsibility levels increase, a greater proportion of the executive’s income should be in the form of STI and LTI compensation. For example, the CEO of the Company receives a higher percentage of his compensation in the form of short- and long-term incentives compared to other Company executives and, correspondingly, a smaller percentage of his compensation in the form of salary, consistent with CEOs in the Peer Group. The following table shows the breakdown of target compensation among the three elements (other than perquisites and benefits) for 2008 and 2009 for each executive officer.

Target Compensation for Elements as a Percentage of Total Target Compensation

	2008			2009
	Base	Bonus	Equity	Base	Bonus	Equity
Name	Salary	Target	Award	Salary	Target	Award

Richard W. McCullough(1)	29%	27%	44%	27%	27%	46%
Gysle R. Shellum(2)	—	—	—	40%	20%	40%
Eric R. Stearns(3)	33%	20%	47%	32%	20%	47%
Barton R. Brookman.(4)	40%	20%	40%	39%	19%	42%
Daniel W. Amidon	40%	20%	40%	39%	19%	42%
Lance Lauck(5)	—	—	—	—	—	—

(1)	Mr. McCullough was appointed CEO on June 23, 2008.

(2)	Mr. Shellum joined the Company as Chief Financial Officer on November 11, 2008.

(3)	Mr. Stearns left employment at the Company effective June 18, 2009.

(4)	Mr. Brookman was appointed Senior Vice President on March 8, 2008.

(5)	Mr. Lauck was hired as Senior Vice President Business Development on August 31, 2009.

The chart above indicates that, for the executive officers below the CEO, on average, 62% of target total direct compensation is variable and 42% is in the form of equity-based compensation, and for the CEO, 73% of his compensation is variable, with 46% in the form of equity-based compensation.

Base Salary

Base salary is intended to provide a fixed level of income to compensate executives for their level of responsibility, relative expertise and experience, individual performance and in some cases their potential for advancement. The Committee annually reviews the base salaries of the CEO and other executive officers relative to the Peer Group. Salaries are also reviewed in the case of promotions or other significant changes in responsibilities. Base salary is intended to provide a baseline of compensation that is not contingent upon the Company’s performance.

After reviewing the Peer Group salary levels and considering individual performance, the Committee increased base salaries in 2009 by 32% for the CEO and between 0% and 8% for the other named executive officers. Mr. McCullough’s increase is related to 2009 being his first full year as CEO and to his assumption of the role of Chairman in 2009. In 2009, the base salary compensation of the executive officers approximated the median of the Peer Group, with the exception of a few of the officers, including the CEO, that were below the median. Annual base salaries for the executive officers for 2008 and 2009 are shown in the following table:

	Annual Base Salaries
Name	2008	2009

Richard W. McCullough	$340,000	$450,000
Gysle R. Shellum	235,000	235,000
Eric R. Stearns	305,000	320,250
Barton R. Brookman, Jr.	250,000	270,000
Daniel W. Amidon	227,500	245,700
Lance Lauck	—	225,000

The Company increased base salaries in 2010. See “2010 Compensation” below for a discussion of the changes.

Short-Term Incentives

The Company’s STI program is intended to motivate and reward executives for achieving short-term Company goals and objectives aligned with value creation. This program also recognizes team and individual contributions to Company performance. The annual STI payment is tied to the Company’s overall performance for the fiscal year, as measured against the objective criteria set each year by the Committee, as well as the Committee’s subjective assessment of Company performance and individual performance of each executive.

Individual Target Bonus Opportunities.  Individual STI target bonus opportunities, expressed as a percentage of base salary, are set for each named executive officer during the first 90 days of the fiscal year based on job level and responsibilities. In 2009, potential payouts ranged from zero to as much as 200% of the target for the year. The following table sets forth the STI threshold, target and maximum or “stretch” levels for 2008 and 2009 of the performance bonus portion of the STI for the executives, expressed as a percentage of base salary.

	Short-Term Incentive Compensation
	2008			2009
	% of Base Salary			% of Base Salary
Name	Threshold	Target	Stretch	Threshold	Target	Stretch

Richard W. McCullough	0%	90%	180%	0%	100%	200%
Eric R. Stearns	0%	62.5%	125%	0%	62.5%	125%
Gysle R. Shellum	—	—	—	0%	50%	100%
Barton R. Brookman, Jr	—	50%	100%	0%	50%	100%
Daniel W. Amidon	0%	50%	100%	0%	50%	100%
Lance Lauck(1)	—	—	—	0%	50%	100%

(1)	Mr. Lauck joined the Company on August 31, 2009. In addition to his 100% stretch bonus for 2009, he is eligible for an additional annual bonus of up to 100% (i.e., 200% total possible) based on the success of future Company acquisitions.

STI Performance Metrics for 2009.  Annually, the Compensation Committee establishes goals for determining the STI awards for the executive officers. In determining the award for 2009, 60% of the award potential was based on objective criteria and 40% was based on individual performance and other factors at the discretion of the Committee. Historically, the Company has focused on production and earnings per share goals in determining the objective criteria for the STI. Because of the financial markets and depressed gas prices at the end of 2008 and early 2009, the Committee wanted management in 2009 to focus on two measures, adjusted cash flow and liquidity. In both approving goals and measuring the

Company’s performance against those goals, the Committee may use its discretion in determining the extent to which goals are met and whether the results properly reflect the Company’s achievement of its overall business objectives, including any material changes in the Company’s operations or business objectives during the course of the year. With respect to the 2009 objective criteria, the Committee did not adjust the criteria once the goals were established. The table below reflects the threshold, target, and maximum goals for the year, the actual performance and the weighting assigned each of the objective goal as approved by the Committee.

Pay-for-Performance Table for 2009

	Lower
	Threshold	Target	Maximum			Percent of
	Amount	Amount	Amount	Actual	Actual Results	Total
Criteria	(0% of Goal)	(100% of Goal)	(200% of Goal)	Results	(% of Target)	Bonus

Cash flow per share	$6.50	$7.80	$9.00	$8.75	179%	20%
Liquidity	$145.00	$155.00	$175.00	$207.00	200%	40%

In determining the results for the objective criteria that make up 60% of the award, based on the actual results for 2009, the Company met 179% of its target for adjusted cash flow per share and exceeded the maximum target for liquidity. These results produced a total performance for the objective criteria of 193% of target. When the Compensation Committee considered the results after backing out the effect of the stock offering, the Company exceeded the maximum performance for both adjusted cash flow per share and liquidity which would have produced a total result of 200% of target. Although performance goals were met, stock performance remained flat. In determining the final award, the Compensation Committee concluded that although the stock price performance had yet to reflect the financial position of the Company, the actions taken by the management team to position the Company financially for growth by raising capital and securing liquidity in a time when markets were difficult was critical to the future success of the Company. Examples include the hedging steps that were taken again in late 2009 to help sustain the bank line levels and formation of the Marcellus joint venture to reduce risk and finance the development of that field and creating the ability for the Company to issue equity. Based on the assessment of all the considerations for 2009, the Committee adjusted the rating downward slightly and awarded an overall rating of 175% for the 60% objective portion of the bonus.

The discretionary portion of the STI program permits the Committee to account for individual performance and differentiate among executives. In determining what portion of the discretionary income to award, the Committee looks at the overall Company performance for the objective measures, multiplies the overall rating for the achievement of the Company objectives (175% for 2009) times the 40% discretionary portion and adjusts for individual performance. The Committee assesses individual executive performance with input from the CEO as well as other Board members and Committees. The CEO also provides input to the Committee as to how he and the Company have performed. In determining final awards, the Compensation Committee considered the executive team’s performance in achieving the Company’s results, the work performed and results undertaken on the Company’s updated strategy and individual performance against each executive’s specific goals. STI bonus awards are pro-rated for partial years. The 40% discretionary individual performance variations were fairly small, as the Committee believes that the senior management team must generally operate and be judged as a team, absent individual exceptional performance or markedly sub-standard performance.

The actual STI awards earned and paid for 2009 performance to each executive officer were as follows: Mr. McCullough $788,000; Mr. Shellum $210,000; Mr. Brookman $235,000; Mr. Amidon $215,000; and Mr. Lauck $65,000. Mr. Lauck’s award was pro-rated to adjust for partial-year employment in 2009. The Committee believes these awards are justified based on the discussion above.

In addition to his STI bonus described above, Mr. Lauck is eligible to receive a special bonus in the event of the completion of successful acquisitions in a given year, as determined by the Committee. The details of this program have not been finalized by the Committee, but the maximum Mr. Lauck could receive is an amount equal to 100% of his base salary (i.e., 200% maximum when combined with normal STI) in effect as of the date of the acquisition, payable over 2 years. No payouts have been made under this program.

The STI plan for the named executives was modified for 2010 based on the Company’s review of its long term strategic plan. The five metrics used in the new plan and the 2010 bonus targets are outlined below in “2010 Compensation” below.

Long-Term Incentives

The Company’s LTI program is an integral part of the Company’s overall executive compensation program and serves to align the interests of executives with those of our shareholders. The program establishes a direct relationship between compensation and shareholder value by (1) emphasizing long-term share ownership through the Company’s Stock Ownership Guidelines, (2) rewarding long-term growth in the Company’s stock value, and (3) focusing senior executives on the achievement of long-term performance objectives that are aligned with the Company’s corporate strategy. The program also furthers the goal of executive retention, since the executive officer will forfeit any unvested awards in the event the officer voluntarily terminates employment with the Company without “good reason.”

In the last three years, we have implemented our LTI program using two vehicles:

•	Restricted stock which vests over time has been used to help attract and retain our executive team and to help ensure delivery of a competitive pay package.

•	LTIP stock which vests over time subject to the achievement of specified stock price goals has been used to reinforce our commitment to shareholder value creation.

In making long-term incentive awards, the Committee uses a market-based value approach, in which the Committee determines competitive LTI values through the annual benchmarking work conducted by the Consultant. The value is then allocated to each of the LTI vehicles. In 2008, the LTI values were generally allocated half to time-vested restricted stock (vesting pro rata over four years) and half to performance-based LTIP stock. In response to the economic upheaval described earlier, and to promote stock ownership for our new management team, the 2009 LTI values were allocated 75% to time-vested restricted stock and 25% to performance-based LTIP stock.

Half of the 2009 performance-based LTIP stock awards will vest and be issued based upon an annual stock price increase of approximately 12%, with the starting price based on the average price of the stock in December preceding the award year. An additional 25% of the awarded LTIP shares will vest and be issued at an annualized hurdle rate of 16% and an additional 25% at 20%. For the 2009 performance-based LTIP awards, the stock price used to determine if the LTIP shares will vest will be the average daily closing price for each of the three monthly periods: December 2011, 2012, and 2013. Any shares not vested in 2011 and 2012 will remain eligible to be vested in future years; however, any unvested shares at December 31, 2013 will lapse. The Committee decided to use three measurement dates to take into account the volatility of energy prices and their impact on the stock price of the Company.

The Committee has used a consistent methodology to translate target LTI values into share awards, namely, award values have been converted to shares based on the average stock price in the December preceding the award. Further, with respect to the performance-based LTIP stock, at the Committee’s direction, the Consultant calculated the fair value utilizing methods it has developed for use with these types of equity valuations, including taking into account the probability and/or timing of vesting under the performance criteria for the LTIP shares and the other restricted stock. The actual values of the 2009 grants were significantly below the intended values because the shares were granted in March when stock prices in general were near their low, however, the valuation was based on the prior December stock price. To address this problem for the future, in 2010, the Committee agreed that for all types of equity grants, it would use prices based on an average 20-day trading price ending ten days prior to grant. This should make future actual grant values more consistent with the intended grant values and assist when comparing the Company with its peers.

The following table summarizes recurring LTI awards for 2008 and 2009, and the second table summarizes the target prices for the performance vesting of the LTIP awards, all of which vested pro rata over four years from the date of issuance.

Long-Term Incentive Awards

	2008(1)		2009
	Target LTIP		Target LTIP
	as % of Base		as % of Base
Name	Salary	Total Value	Salary	Total Value

Richard W. McCullough	150%	$714,613	175%	$382,961
Gysle R. Shellum	—	—	100%	$235,008
Eric Stearns	145%	$619,670	145%	$225,813
Barton R. Brookman, Jr.	100%	$318,749	110%	$180,568
Daniel W. Amidon	100%	$318,749	110%	$131,431
Lance Lauck(2)	—	—	—	—

(1)	This chart excludes the special retention granted in 2008 to promote share ownership and retention.

(2)	Mr. Lauck was hired in August 2009 and was not part of the annual grant. Related to his hire, however, Mr. Lauck was awarded 26,701 shares (10,000 of these shares were a special signing award, and 16,701 were related to the normal hire grant given to new employees at his level).

LTIP Target Prices(1)
Year of	Approximate	Target Price				Percent Vested if
Award	Growth Target	2010	2011	2012	2013	Target Attained(2)

2008
	12%	$80.50	$90.00	$101.00	—	50%
	16%	89.50	103.50	120.00	—	75%
	20%	99.00	118.50	142.50	—	100%
2009
	12%	—	$30.50	$34.00	$38.00	50%
	16%	—	34.00	39.00	45.50	75%
	20%	—	37.50	45.00	54.00	100%

(1)	Growth target percentages and target prices are based on the average closing price of the Company’s common stock during the preceding December for each of the years.

(2)	Performance shares will vest for a performance period only if the target price is met or exceeded for such period. Performance shares vested for a performance period will not be subject to divestment if the share price subsequently decreases below the threshold in a subsequent period.

The Compensation Committee made LTI grants under the 2004 Plan on April 19, 2010. For a description of the 2010 equity awards, see “2010 Compensation” below. To enable the Committee to continue to use LTI grants as an integral part of the compensation package for executives and other employees of the Company, the Committee is requesting shareholders to approve the 2010 Long-Term Equity Compensation Plan.

Retirement Plans

The Company has a combined qualified 401(k) and profit sharing plan for all of the Company’s employees, including the executive officers. The purpose of the retirement plan is to provide a competitive means for employees to build financial security, and offers a tax-advantaged vehicle for employees to save effectively for retirement. The plan provides for discretionary matching contributions. Generally, the Company matches 401(k) contributions dollar for dollar up to 10% of the employee’s compensation and then matches 20% of employee contributions above 10% of the employee’s compensation up to the maximum allowable limits under the Internal Revenue Code (“IRC”). The Company’s profit sharing contribution is discretionary and for 2009 was equal to approximately $500,000 for all employees.

Mr. McCullough, under the terms of his Employment Agreement, also earns the right to a future non-qualified deferred compensation benefit following his retirement or other termination from the Company. Under the terms of his Agreement, Mr. McCullough earns an annual payment for the 10 years following his termination equal to $7,500 times the number of completed years of service with the Company (maximum 10 years). The maximum amount he could receive from the Company is $750,000 ($75,000 for 10 years). As of December 31, 2009, Mr. McCullough’s total cumulative benefit, including the 2009 increment, was $225,000 ($22,500 per year for 10 years), as the benefit began in 2006, prior to his appointment as CEO, when Mr. McCullough was first hired as Chief Financial Officer.

Other Compensation and Benefits

In addition to the normal benefits provided to all employees, the Company provides certain other perquisites and benefits to its executive officers that are not tied to any formal individual or Company performance criteria and are intended to be part of a competitive overall compensation program. The purpose of these plans is to enhance employee welfare and financial security and to provide a competitive package to attract and retain employees and executive officers.

Perquisites and executive benefits do not constitute a significant part of executive compensation; however, each of the executive officers, except as noted below, has (1) a Company vehicle (or vehicle allowance) that he uses for Company business and is allowed personal usage as well, and (2) 13 weeks of short-term disability benefits under his employment agreement (described below). In addition, Messrs. McCullough and Amidon are entitled to (1) reimbursement of medical expenses not covered by the Company medical plan (eliminated effective April 19, 2010) and (2) the Company will provide them with or reimburse them for the cost of a $1 million life insurance policy and disability insurance.

2010 Compensation

Based on the Committee’s benchmarking review, the total direct compensation (base salary, STI and LTI) of the Company’s executives have consistently been significantly below the median of the peer companies. Due to the economic climate at the end of 2008/early 2009, the Committee felt it was inappropriate to make adjustments in such compensation to the market, even though it felt the Company and individual performance had been excellent. Since then, market conditions have improved. The Committee believes that the Company has assembled an excellent management team and wants to ensure that the team is retained and focused on the long term growth of the Company.

As a result, in 2010, the Compensation Committee adjusted compensation to move executives closer to the median of the market and also recognized differences in specific roles within the Company with variations in STI and LTI target awards levels. This adjustment recognizes executives for actions taken in 2008/2009 to position the Company financially for growth by raising capital and securing liquidity in a time when markets were difficult. Examples include:

•	hedging large portions of 2008 and 2009 production in 2008 before gas pricing collapsed, generating more than $100 million in realized hedging gains in 2009 alone;

•	similar well-timed hedging steps taken again in late 2009 to help sustain the bank line borrowing base levels;

•	formation of the Marcellus joint venture to reduce the risk and finance the accelerated development of that field and create the ability for the Company to issue equity; and

•	significantly improving the Company’s liquidity.

The Committee also wished to compensate the executives for renegotiating their employment agreements to replace the “single trigger” with a “double trigger” when determining separation benefits following a change of control of the Company. The compensation adjustments were conditional upon the executive signing the new employment agreement. In making its 2010 LTI equity grants, the Committee considered the level of equity grants in recent years, including the special retention grant of restricted stock in 2008. Prior to the 2010 equity grants, however, the management team had relatively little equity, which the Committee and investors believe is critical to success.

Additional reasons for adjustment in compensation of the CEO include: (1) The fact that the CEO has been instrumental over the last several years in addressing some significant accounting and reporting deficiencies of the Company that could have had detrimental effects if not corrected; (the NASDAQ hearing board, convened in 2007 to consider delisting of the Company, stated that it specifically considered the confidence it had in Mr. McCullough as a principal reason for giving the Company an additional chance to correct its accounting issues); (2) the CEO led an assessment of the Company’s strategy resulting in a new vision and strategic direction focused on growing the Company intrinsically; (3) the CEO has brought together a strong leadership team, both at the executive and middle management levels and united that team to implement the strategy; (4) the CEO has implemented a number of progressive management systems and practices to prepare the Company for future growth; and (5) the CEO agreed to eliminate the reimbursement of medical expenses over and beyond those covered under the Company’s medical plan as part of his new employment agreement.

As part of the changes in 2010, the Committee also adjusted the mix of compensation with more emphasis on short-term incentive bonus and long-term incentives to align executive compensation with the execution of the corporate strategy. For the named executive officers excluding the CEO, variable compensation on average now comprises 68% of total direct compensation with 50% in the form of equity-based grant values. The CEO now receives 77% of his compensation in the form of variable pay with 54% as equity-based compensation. Below is a table showing the new base salaries and STI targets expressed as a percentage of base salary, effective as of January 1, 2010. Actual award payouts under the STI plan can range from 0% to 200% of target.

2010 SHORT-TERM INCENTIVE COMPENSATION

	Base	Bonus
Executive Officer	Salary	Target	Threshold	Target	Stretch

Richard W. McCullough	$550,000	100%	0%	100%	200%
Gysle R. Shellum	$275,000	60%	0%	60%	100%
Barton R. Brookman	$290,000	60%	0%	60%	100%
Daniel W. Amidon	$260,000	55%	0%	55%	100%
Lance Lauck	$235,000	50%	0%	50%	100%

The Committee also changed LTI vehicles for 2010, allocating 75% of the grant value to restricted stock (same percentage as in 2009) which vests over three years and granting the remaining 25% in the form of SARs instead of LTIP shares (the SARs vest over three years and have a term of ten years). The Committee did not believe the LTIP shares were performing as designed because of the volatility of oil and gas prices, and made the change to ensure continued focus by the executives on increasing stock value, thereby directly linking compensation to the stock price. On April 19, 2010, the following values were awarded as LTI grants for 2010; Mr. McCullough $1,300,000; Mr. Shellum $435,000; Mr. Brookman $425,000; Mr. Amidon $400,000; and Mr. Lauck $375,000.

The Committee also substantially reevaluated the corporate performance metrics to be used for 2010 STI, increasing the number of metrics as well as changing the type of metrics to tie to the Company’s updated corporate strategy. The Committee felt the following five metrics would provide better balance and a broader picture of corporate performance:

(1)	Adjusted Cash Flow per Share — Net income plus/minus change in operating assets and liabilities.

(2)	Capital Efficiency — Adjusted EBITDA for 2010 divided by production divided by three years’ average finding and development cost per unit.

(3)	Operating and General and Administrative Expense per Mcfe — The sum of total lease operating expense, exploration general and administrative expense and corporate general and administrative expense divided by Mcfe (mcf equivalent for gas and oil).

(4)	Reserve Replacement Ratio (3 year average) — The sum of 2008, 2009 and 2010 extensions and discoveries, revisions in previous estimates and purchase of reserves divided by the sum of 2008, 2009 and 2010 production.

(5)	Production — Actual production volume for the year.

In calculating the bonus, 50% will be based on a combination of (1) and (2) above and 50% will be based on a combination of (3), (4) and (5) above. Such rating can also be adjusted upward or downward at the Committee’s discretion based on successful completion of annual projects/goals by the executive team.

Executive Officer and Director Share Retention and Ownership Guidelines

In order to promote equity ownership and further align the interests of management with the Company’s shareholders, the Committee has adopted share retention and ownership guidelines for senior management and non-employee Directors. Under these guidelines in effect during 2009, executive officers and non-employee Directors were required to achieve and continue to maintain a significant ownership position, as follows:

Chief Executive Officer:	3 times salary
Other Executive Officers:	2 times salary
Non-Employee Directors:	1 times retainer

Compliance is measured once a year, on July 2. Shares held by the executive officers and shares held indirectly through the Company 401(k) plan are included in determining an executive officer’s share ownership.

On April 19, 2010, the Board amended such guidelines effective July 1, 2010, to increase the non-employee Director ownership from one times the annual retainer to three times the annual retainer. Non-employee Directors are also now required to comply with the ownership guidelines within three years of their election to the Board instead of five years, as previously provided. Lastly, the Board clarified that unvested restricted stock would be included in the calculation for officers and Directors.

Mr. Lauck has occupied his position for less than one year, and therefore is exempt from the guidelines. Similarly, Mr. Trimble has been a member of the Board for less than three years, and therefore is exempt from guidelines.

Based on this annual compliance measurement and the three-year initial grace period, no Director or officer is anticipated to be out of compliance with the ownership guidelines on July 2, 2010.

The Company’s Insider Trading Policy expressly prohibits Company officers, Directors, employees and associates from engaging in options, puts, calls or other transactions that are intended to hedge against the economic risk of owning the Company shares.

EXECUTIVE AGREEMENTS

Employment Agreements

The Compensation Committee has entered into employment agreements with each of the named executive officers. The Committee believes employment agreements are necessary to attract and help retain executive officers in a volatile and consolidating industry and to provide transitional income following an executive officer’s involuntary termination of employment. The severance benefits in the event of an involuntary termination or a termination of employment by the employee for Good Reason following a change in control (“double trigger”) also serve to lessen the potential negative impact of a change in control on the executive officers and to lessen the potential conflict between the best interests of the shareholders and that of the executives. The Committee believes this provision is desirable, in combination with significant stock ownership, to encourage the executives to consider in an unbiased manner possible change in control situations that might benefit the Company’s shareholders. The employment agreements provide for the continued employment for a period of two years following a “change in control” of the Company. For this purpose, the definition of “change of control” corresponds to the definition under IRC Section 409A and the supporting treasury regulations, with certain changes. These agreements are intended to retain the executives and provide continuity of management in the event of an actual or threatened change in the control of the Company and ensure that the executive’s compensation and benefits expectations would be maintained in such event.

On April 19, 2010, as a condition of the compensation adjustments in 2010, the executive officers each entered into amended and restated employment agreements providing for a double trigger in place of the single trigger as well as related changes. A “single trigger” provision permits the executive to terminate his employment for any reason after a change of control and receive severance. A double trigger requires involuntary termination (or constructive termination for Good Reason) in addition to a change of control in order to trigger severance. In addition, in the April 2010 amendment, Messrs. McCullough and Amidon agreed to eliminate the contractual provision providing for reimbursement of medical expenses over and beyond those covered under the Company’s medical plan.

The initial term of the new employment agreements is 21 months, until December 31, 2011. The agreements are automatically extended for an additional twelve months on December 31, 2010 and on each successive December 31 unless either party cancels the agreements.

The employment agreements continue to provide for (1) base annual salary to be reviewed annually (see “Base Salary” above); (2) an annual performance bonus as determined by the Committee based in part upon written objective criteria and in part upon the discretion of the Committee (see “Short-Term Incentives” above); (3) participation in the Company’s long term equity program (see “Long Term Incentives” above); (4) participation in the Company’s other cash, stock and benefit plans; (5) a Company-owned vehicle or vehicle allowance; (6) four weeks of vacation annually; (7) in the case of Messrs. McCullough and Amidon, $1 million in life insurance benefits and company-paid disability benefits; and (8) in the case of Mr. McCullough, supplemental retirement benefits providing that, for each complete year worked, beginning with his employment date with the Company (November 13, 2006) and each anniversary thereof, he will earn and be entitled to receive an annual retirement payment for ten years following his termination of employment (see “Retirement Plans” above for a description of the program).

Each employment agreement contains a non-disclosure covenant and also provides that the executive officer is prohibited during the term of his employment and for a period of one year following his termination from engaging in any competing business within any county, or adjacent county, in which the Company is doing business.

Clawback Provisions.  The employment agreements also contain a “claw back” provision requiring the executive to reimburse the Company for annual bonus payments received for each affected year if the Company must restate all or a portion of its financial statements due to material noncompliance by the Company with any financial reporting requirement under the securities laws. The reimbursements will be equal to the difference between the bonus paid to the employee for the affected years and the bonus that would have been paid to the employee had the financial results been properly reported.

Termination Benefits (other than for Change of Control).  The executive is entitled to severance benefits upon certain termination events as outlined below:

When the Company terminates the executive officer without “Just Cause” or when the executive officer terminates employment for “Good Reason,” the severance benefits, to be paid in a lump sum within 40 days following the termination, are equal to two times (three times in the case of Messrs. McCullough and Amidon) the sum of: (a) the executive officer’s highest annual base salary during the previous two years of employment immediately preceding the termination date plus (b) the highest annual bonus paid to the executive officer during the same two year period. The executive officer is also entitled to (1) vesting of any unvested equity compensation (excluding all performance-based LTIP shares), (2) reimbursement for any unpaid expenses, (3) continued coverage under the Company’s medical plan at the Company’s cost for up to 18 months, (4) payment of any earned, unpaid bonus amounts, and (5) in the case of Mr. McCullough, the supplemental retirement benefits earned under the current employment agreement, although these benefits are not increased or accelerated. In addition, a terminated executive officer is entitled to receive any benefits that he otherwise would have been entitled to receive under our 401(k) and profit sharing plan, although those benefits are not increased or accelerated.

If an executive officer voluntarily terminates his employment with the Company for other than Good Reason, he is entitled to receive (1) the base salary and bonus, provided, however, that with respect to Messrs. McCullough and Amidon, there shall be no proration of the bonus in the event such executive officer leaves prior to March 31 in the year of his termination and, with respect to Messrs. Brookman, Shellum and Lauck, there shall be no bonus if such executive leaves prior to the last day of the year (2) any incentive, deferred or other compensation which has been earned or has become payable, but which has not yet been paid under the schedule originally contemplated in the agreement under which they were granted, (3) any unpaid expense reimbursement upon presentation by the executive officer of an accounting of such expenses in accordance with normal Company practices, and (4) any other payments for benefits earned under the employment agreement or Company plans.

If the executive officer’s termination is due to his death or by the company due to his “disability,” certain benefits are provided to him. For this purpose, the definition of “disability” corresponds to the definition under IRC Section 409A and the supporting treasury regulations. The benefit payable shall be payable in a lump sum and shall be equal to base salary (plus bonus in the case of Messrs. McCullough and Amidon) that would otherwise have been paid for a six month period following the termination date plus , in the case of disability, ongoing base salary for up to 13 weeks following the disability.

Termination Benefits Following a Change of Control.  If within two years following a change of control of the Company, either the executive is terminated by the Company without “Just Cause” or the executive terminates his employment for “Good Reason,” the executive is entitled to receive severance benefits equal to three times the sum of: (a) the executive officer’s highest annual base salary during the previous two years of employment immediately preceding the termination date, plus (b) the highest annual bonus paid to the executive officer during the same two year period. If this occurs in the first two years of employment, Mr. Lauck’s agreement provides that such bonus used for such calculation shall not be less than his target bonus percentage. The executive officer is also entitled to (1) vesting of any unvested equity compensation (excluding all performance-based LTIP shares), (2) reimbursement for any unpaid expenses, (3) continued coverage under the Company’s medical plan at the Company’s expense for up to 18 months, and (4) payment of any earned, unpaid bonus amounts. In addition, a terminated executive officer is entitled to receive any benefits that he otherwise would have been entitled to receive under our 401(k) and profit sharing plan, although those benefits are not increased or accelerated. The Company does not gross up any executive in the event a “parachute tax” is owed pursuant to Section 280G. In such circumstance, the severance payment will be reduced if it would result in a higher payment to the executive than paying such 280G tax.

The table below provides information regarding the amounts each of the executive officers would have been eligible to receive if a termination event had occurred as of December 31, 2009. For the purpose of valuing equity compensation, the presentation below assumes the closing price per share of the Company’s stock on December 31, 2009 was $18.21.

	Termination Benefits(1)
	By Executive		By Company
	Retirement					Death
	or	Good	For	Without	Change	or
Name	Voluntary(2)	Reason	Cause(2)	Cause	in Control	Disability(3)

Richard W. McCullough	$1,017,900	$5,912,503	$702,400	$5,912,503	$5,912,503	$2,080,756
Gysle R. Shellum	214,900	912,147	128,275	912,147	1,167,147	519,568
Barton R. Brookman	239,900	1,831,489	146,650	1,831,489	2,249,489	937,410
Daniel W. Amidon	219,900	2,064,673	133,893	2,064,673	2,064,673	792,494
Lance A. Lauck	66,471	1,120,305	40,846	1,120,305	1,457,805	542,726

(1)	The benefits are calculated as of December 31, 2009. Please refer to previously disclosed Executive Employment Agreements for applicable termination provisions under the specified scenarios.

(2)	It is currently anticipated that an accrued and earned “performance based” and “discretionary” bonus would be paid to an Executive who has a voluntary termination of employment with the Company. However, it is not anticipated that a “discretionary” bonus, even if accrued, would be paid to an Executive who is terminated for “Just Cause”.

(3)	In the event of death or disability, the termination benefits would consist of (i) the base salary and bonus for the portion of the year the executive officer is employed by the Company, (ii) the base salary that would have been earned for the six months after termination; (iii) immediate vesting of all equity and option awards; (iv) the payment of deferred retirement compensation based upon the schedule originally contemplated in the deferred retirement compensation agreement or in a lump-sum no later than two and one-half months following the close of the calendar year in which the death or disability occurred; (v) reimbursement for any unpaid expenses; (vi) benefits earned under the 401(k) and profit sharing plan; and (vii) continued coverage under the Company’s medical plan for up to 18 months following disability termination.

Effect of Change of Control on Equity Award.  In addition to the change of control benefits discussed above, our equity plans and corresponding agreements provide that upon a change of control of the Company:

•	outstanding options and stock appreciation rights that are not vested and exercisable become fully vested and exercisable;

•	the restrictions on any outstanding restricted stock and restricted stock units lapse; and

•	any outstanding performance share or unit awards or performance-based restricted stock or restricted stock unit awards vest on a pro rata basis and the performance goals may be deemed to be earned based on a formula contained in the grant agreement.

We believe this “single-trigger” treatment in our stock plans is appropriate because it ensures that continuing employees are treated the same as terminated employees, and is particularly appropriate for performance — based equity given the potential difficulty of replicating or achieving the performance goals after the change of control.

Other Agreements and Arrangements

Eric Stearns Separation Agreement.  On May 19, 2009, the Company entered into a Separation Agreement with Eric Stearns, its prior Executive Vice President (the “Stearns Separation Agreement”). The Stearns Separation Agreement notes that Mr. Stearns resigned with Good Reason, as provided in his Employment Agreement. Mr. Stearns’ compensation included a payment of $2,001,000 and acceleration of his restricted stock. Mr. Stearns was not compensated in excess of his rights under the Employment Agreement dated December 31, 2008, between the Company and Mr. Stearns.

Other Agreements.  No current executive officers are investors in the Company’s partnerships for which the Company is the general partner. Prior to 2007, however, prior executive officers could invest in a Board-approved executive drilling program at the Company’s cost. Effective with the 2007 partnership, the Board eliminated this executive officer investment program.

EXECUTIVE COMPENSATION

2009 SUMMARY COMPENSATION TABLE

The following table provides summary compensation information for the Company’s Chief Executive Officer, the Chief Financial Officer, and the three most highly compensated executive officers, other than the Chief Executive Officer and Chief Financial Officer and a former Executive Officer, whose total compensation exceeded $100,000 in 2009 (the “named executive officers”).

					Non-Equity	Nonqualified
				Stock	Incentive Plan	Deferred	All Other	Total
Name and Principal Position(1)	Year	Salary	Bonus(2)	Awards(3)	Compensation(4)	Compensation(5)	Compensation(6)	Compensation

Richard W. McCullough	2009	$450,000	$315,500	$382,961	$472,500	$36,712	$175,326	1,832,999
Chief Executive Officer,	2008	340,000	181,213	1,648,741	422,831	32,555	74,704	2,700,044
and Chairman(7)	2007	235,000	105,750	—	94,000	30,555	59,014	524,319
Gysle R. Shellum	2009	235,000	86,625	—	123,375	—	85,064	530,064
Chief Financial Officer(8)	2008	27,115	20,000	235,008	—	—	2,911	285,034
Barton R. Brookman	2009	270,000	93,250	180,568	141,750	—	30,025	715,593
Senior Vice President of	2008	250,000	71,850	652,337	167,650	—	29,914	1,171,751
Exploration & Development	2007	192,300	100,000	499,100	—	—	37,857	829,257
Daniel W. Amidon	2009	245,700	86,008	131,431	128,993	—	50,399	642,531
General Counsel and Secretary	2008	227,500	63,162	652,337	147,378	—	34,567	1,124,944
	2007	96,922	180,000	205,325	—	—	8,984	491,231
Lance A. Lauck	2009	73,556	39,375	269,707	25,625	—	7,031	415,294
Senior Vice President of Business Development (9)
Eric R. Stearns	2009	164,292	—	225,813	—	158,152	2,030,173	2,578,430
Former Executive Vice President(10)	2008	305,000	104,310	1,220,143	243,390	24,416	51,942	1,949,201
	2007	271,500	152,719	556,049	135,750	23,033	57,833	1,196,884

(1)	The listed positions are those held as of December 31, 2009 except as otherwise noted below.

(2)	Represents the discretionary based amounts paid under the Company’s annual STI bonus plan. For a discussion of the bonus plan, see Compensation Discussion and Analysis set forth above.

(3)	Represents the grant date value of stock awards that vest over time and represents the estimated grant date fair market value of performace stock awards. Please see “Plan Based Awards Schedule” for additional information.

(4)	Represents the performance based amounts earned under the Company’s annual STI bonus plan. For a discussion of the bonus plan, see Compensation Discussion and Analysis set forth above.

(5)	Represents the present value of the current benefit earned related to the deferred compensation retirement plan.

(6)	Amounts shown in this column are detailed in the chart below:

		Use of	Spousal / Other	Company			Company Paid		401(k) and Profit	401(k) and Profit
		Company	Airfare or	Paid Insurance	Other		Moving and	Income	Sharing Plan	Sharing Plan
		Provided	Company	and Medical	Benefits &		Relocation	Tax	Matching	Profit Sharing
Name	Year	Automobile(a)	Aircraft(b)	Expenses(c)	Perquisites(d)		Assistance	Gross-up(e)	Contribution(f)	Contribution(g)

Richard McCullough	2009	$15,300	$—	$7,274	$3,366	(h)	$94,867	$27,619	$22,000	$4,900
	2008	17,307	8,746	9,950	9,489	(h)	—	2,605	20,500	6,107
	2007	8,359	—	10,657	2,968		—	—	15,365	21,665
Gysle R. Shellum	2009	15,300	—	—	1,775		36,963	4,242	21,884	4,900
	2008	1,275	—	—	—		1,636	—	—	—
Barton R. Brookman	2009	7,250	—	—	1,375		—	—	16,500	4,900
	2008	7,250	1,057	—	—		—	—	15,500	6,107
	2007	693	—	—	—		—	—	15,500	21,664
Daniel W. Amidon	2009	15,300	—	162	1,375		11,110	1,052	16,500	4,900
	2008	11,850	671	—	—		—	439	15,500	6,107
	2007	2,400	—	122	—		—	—	—	6,461
Lance A. Lauck	2009	5,100	—	—	200				1,731	—
Eric R. Stearns	2009	1,500	—	5,673	2,001,000	(i)	—	—	22,000	—
	2008	3,600	2,957	14,097	2,880		—	1,800	20,500	6,107
	2007	3,821	—	12,926	3,922		—	—	15,500	21,664

(a)	Includes either the monthly auto allowance paid or the calculated personal use of a company provided auto based upon personal use percentages and the IRS published “Auto Lease Value” tables that are used to determine W-2 additional wage amounts.

(b)	Represents the cost of Company-provided airfare for spousal or other guest travel to certain approved company business functions. Note that a flight on the company aircraft with other executives traveling to the same business function was estimated using the published Standard Industry Fare Levels as all flights were for Board approved business purposes and personal use of the aircraft by any executive is prohibited.

(c)	Represents cost of Company-provided or reimbursed insurance and reimbursed medical expenses.

(d)	Primarily includes entertainment expenses such as club dues and athletic event tickets.

(e)	The tax gross-up payments in 2008 relate to the spousal use of Company aircraft (column b). Since flights were for business events, gross-up was also permitted under the Board-approved Airplane Policy. The tax gross-up payments in 2009 relate to Board approved gross-up of the taxable portion of relocation expenses.

(f)	Annual 401(k) Company matching contributions.

(g)	Annual accrued profit sharing contributions by the Company.

(h)	Mr. McCullough’s “Other Benefits” for 2009 and 2008 includes $3,366 and $4,214 respectively for Company-provided lodging. This amount represents the incremental cost of a Board-approved and Company-provided apartment in Denver while he was transitioning to relocate from Bridgeport, West Virginia. The 2009 amount is the three month cost of the apartment $11,526 less the hotel savings to the Company of $8,160 (32 days at $255/day). The 2008 amount is the three month cost of the apartment $11,099 less estimated hotel savings of $6,885 (27 days at $255/day).

(i)	Amount represents Mr. Stearns’ negotiated separation payment upon his decision to leave the Company for Good Reason. Please see Compensation Disclosure & Analysis above for more information.

(7)	Mr. McCullough was appointed President on March 8, 2008, CEO effective June 23, 2008 and Chairman effective November 11, 2008. He served in the following capacities: Chief Financial Officer from November 2006 until November 2008; Vice Chairman from December 2007 until November 2008.

(8)	Mr. Shellum was hired as Chief Financial Officer effective November 11, 2008.

(9)	Mr Lauck was hired as Senior Vice President Business Development effective August 31, 2009.

(10)	Mr. Stearns resigned from the company for “Good Reason” on May 19, 2009 and the effective date of this resignation was June 18, 2009 (“Termination Date”). It is the Company’s position that Mr. Stearns did not earn any 2009 Bonus or Non-Equity Incentive Plan Compensation in 2009. Mr. Stearns received an additional 2009 Stock Award prior to his resignation.

2009 GRANTS OF PLAN-BASED AWARDS TABLE

									All Other
					Estimated Future Payouts				Stock		Grant Date
		Estimated Future Payouts			Under Equity				Awards:		Fair Value of
		Under Non-Equity			Incentive Plan Awards				Number of		Stock and
		Incentive Plan Awards(1)			(Number of Shares)(2)				Shares		Option
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum		Awarded(3)		Awards

Richard W. McCullough	3/4/2009	$—	$450,000	$900,000	—	—	—		—		$—
	3/4/2009	—	—	—	—	6,087	12,175		—		78,772	(4)
	3/4/2009	—	—	—	—	—	—		27,306		304,189	(5)(6)
Gysle R. Shellum	3/4/2009	—	117,500	235,000	—	—	—		—		—
Barton R. Brookman	3/4/2009	—	135,000	270,000	—	—	—		—		—
	3/4/2009	—	—	—	—	2,298	4,597		—		29,743	(4)
	1/1/2009	—	—	—	—	—	—		1,500		36,105	(5)(7)
	3/4/2009	—	—	—	—	—	—		10,298		114,720	(5)(6)
Daniel W. Amidon	3/4/2009	—	122,850	245,700	—	—	—		—		—
	3/4/2009	—	—	—	—	2,089	4,179		—		27,038	(4)
	3/4/2009	—	—	—	—	—	—		9,371		104,393	(5)(6)
Lance A. Lauck	8/31/2009	—	—	—	—	—	—		19,701		269,707	(5)(8)
Eric R. Stearns	3/4/2009	—	200,156	400,312	—	—	—		—		—
	3/4/2009	—	—	—	—	3,589	7,179	(9)	—		46,448	(4)
	3/4/2009	—	—	—	—	—	—		16,101	(9)	179,365	(5)(6)

(1)	Represents STI compensation awards, or cash incentive awards, computed as described above in Compensation Discussion and Analysis — Short-Term Incentives.

(2)	Represents market-based restricted stock awards under the Company’s 2004 Long-Term Equity Compensation Plan. For a discussion of the Company’s Long-Term Incentive Plan, see the Compensation Discussion and Analysis set forth above.

(3)	Represents time-based restricted stock awards under the Company’s 2004 Long-Term Equity Compensation Plan. For a discussion of the Company’s Long-Term Incentive Plan, see the Compensation Discussion and Analysis set forth above.

(4)	Grant date fair value is computed by multiplying the number of shares awarded by the grant date fair market value as computed utilizing the Monte Carlo pricing model, which was $6.47 per share. Weighted average assumptions used in the model include an expected term of 3 years, a risk-free interest rate of 2% and an expected volatility rate of 59%.

(5)	Grant date fair value is computed by multiplying the number of shares awarded by the closing price of the Company’s common stock, as reported on the NASDAQ Global Select Market, on the date of grant.

(6)	25% of these shares are scheduled to vest in each of the years 2010 through 2013.

(7)	100% of these shares are scheduled to vest in 2010.

(8)	5,675 shares are scheduled to vest in each of the years 2010 and 2011, 4,175 in 2012 and 4,176 in 2013.

(9)	The Company accelerated the vesting of 16,101 time-based restricted shares, of which 8,539 such shares were forfeited. These shares were modified to accelerate the vesting schedule pursuant to a separation agreement with Mr. Stearns dated May 19, 2009; all of the shares would have vested according to the original terms of the award. Mr. Stearns forfeited all market-based restricted stock shares awarded in 2009 pursuant to the separation agreement.

OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR-END TABLE

	Option Awards					Restricted Stock Awards
										Equity
									Equity	Incentive
									Incentive	Plan Awards:
									Plan Awards:	Market
	Number of Securities					Number		Market Value	Number of	Value
	Underlying Unexercised					of Shares		of Shares	Unearned	of Unearned
	Options Held at					of Stock		That Have	Shares That	Shares That
	December 31, 2009			Exercise	Expiration	That Have		Not	Have Not	Have Not
Name	Exercisable	Unexercisable		Price	Date	Not Vested		Vested(1)	Vested(2)	Vested(1)

Richard W. McCullough	2,499	834	(3)	$43.60	11/14/2016	43,265	(4)	$787,856	20,465	$372,668
Gysle R. Shellum	—	—		—	—	9,180	(5)	167,168	—	—
Barton R. Brookman	—	—		—	—	22,046	(6)	401,458	8,295	151,052
Daniel W. Amidon	—	—		—	—	16,428	(7)	299,154	7,877	143,440
Lance A. Lauck	—	—		—	—	19,701	(8)	358,755	—	—

(1)	The market value of shares is based on the closing price of the Company’s common stock, as reported on the NASDAQ Global Select Market, on December 31, 2009.

(2)	Represents LTIP shares to be issued based upon continuous employment and the achievement of certain market-based performance goals for the Company’s common stock as discussed in the Compensation Discussion and Analysis set forth above.

(3)	100% of these options are scheduled to vest in 2010.

(4)	11,929 shares are scheduled to vest in 2010, 10,866 shares in each of the years 2011 and 2012 and 9,604 shares in 2013.

(5)	3,060 shares are scheduled to vest in each of the years 2010 through 2012.

(6)	10,220 shares are scheduled to vest in 2010, 4,129 shares in each of the years 2011 and 2012 and 3,568 shares in 2013.

(7)	4,597 shares are scheduled to vest in each of the years 2010 and 2011, 3,897 shares in 2012 and 3,337 shares in 2013.

(8)	5,675 shares are scheduled to vest in each of the years 2010 and 2011, 4,175 shares in 2012 and 4,176 shares in 2013.

2009 OPTIONS EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
Name	on Exercise	on Exercise	on Vesting	on Vesting(1)

Richard W. McCullough	—	—	5,103	$99,108
Gysle R. Shellum	—	—	3,060	54,988
Barton R. Brookman	—	—	6,645	115,913
Daniel W. Amidon	—	—	2,254	39,765
Lance A. Lauck	—	—	—	—
Eric R. Stearns	—	—	20,234(2)	331,772

(1)	Represents value of the vested shares by multiplying the number of vesting shares by the market value of the shares on the vesting date.

(2)	In June 2009, pursuant to a separation agreement, the Company modified to accelerate the vesting schedule of 30,875 shares of time-based restricted stock, of which 16,375 shares were forfeited. All such shares would have vested pursuant to the original terms of the award.

2009 NONQUALIFIED DEFERRED COMPENSATION TABLE

					Aggregate
	Executive	Company	Aggregate	Aggregate	Balance at
	Contributions in	Contributions in	Earnings in	Withdrawals/	December 31,
Name(1)	2009	2009(2)	2009(3)	Distributions	2009

Richard W. McCullough	$—	$36,712	$4,156	$—	$110,135
Eric R. Stearns	—	158,152 (4)	12,333	—	292,563

(1)	Messrs. Shellum, Brookman, Amidon and Lauck were not added to the executive deferred compensation plan as of December 31, 2009.

(2)	Company contributions include the present value cost of providing the deferred compensation payout over a ten year period. Since this is a self funded deferred compensation plan, the Company’s additional annual deferred compensation expense, less the interest component noted as aggregate earnings above, equals the increase in the accrued Company contributions that are required to fund the plan. These annual amounts are a component of the executive officers’ 2009 compensation and included in the 2009 Summary Compensation Table.

(3)	Aggregate earnings consist of interest income earned on the beginning of the year compensation balance at a 6% interest rate. These earnings are not included in the 2009 Summary Compensation Table as they are not above market rate.

(4)	Pursuant to a separation agreement with Mr. Stearns, the present value needed to cover his deferred compensation payout increased due to his earlier than expected termination. Mr. Stearns will receive distributions beginning in 2010 of $37,500 per annum for a period of ten years.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information related to our equity compensation plans under which our equity securities are authorized for issuance as of December 31, 2009.

			Number of Securities
	Number of Securities to be	Weighted-Average	Remaining Available for
	Issued upon Exercise of	Exercise Price of	Future Issuance Under Equity
Plan Category	Outstanding Options(1)	Outstanding Options	Compensation Plans(2)

Equity compensation plans approved by security holders:
2004 Long-Term Equity Compensation Plan	10,306	$41.90	161,513
2005 Non-Employee Director Restricted Stock Plan	—	—	27,144

Total equity compensation plans approved by security holders	10,306		188,657
Equity compensation plans not approved by security holders	—	—	—

Total	10,306	$41.90	188,657

(1)	Excludes 79,550 shares of common stock to be issued based upon continuous employment and the obtainment of certain market-based performance goals over a specified period of time.

(2)	The number of securities remaining available for future issuances have been reduced by the number of securities to be issued upon exercise of outstanding options and restricted shares subject to time vesting and certain market-based performance goals over a specified period of time.

SHAREHOLDER NOMINATIONS AND PROPOSALS

Advance Notice Procedures

Under the Company’s By-Laws, no business may be brought before an annual meeting of the Company unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a shareholder entitled to vote who has delivered advance notice to the Company. The notice must contain certain information specified in the By-Laws and be delivered to the Corporate Secretary at Petroleum Development Corporation, 1775 Sherman Street, Suite 3000, Denver, Colorado 80203, not less than 80 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. The by-laws also provide that if the meeting is held more than 30 days before the anniversary of the prior year’s annual meeting or 60 days after such anniversary then notice can be given not later than the tenth day following the day on which public announcement of the date of the annual meeting is first made by the Company. These requirements are separate from and in addition to the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. Under federal proxy rules, if a shareholder wishes to present such a proposal at the annual meeting, but fails to notify the Company by the date required by the Company’s By-Laws, the proxies solicited by the Board will include discretionary authority to vote on the shareholder’s proposal in the event the proposal is properly brought before the meeting.

Shareholder Proposals for 2011 Annual Meeting

In order to be included in the Company’s Proxy Statement for the 2011 Annual Meeting of Shareholders, shareholder proposals must be received by the Company at its principal executive office on or prior to January 4, 2011. Proposals should be addressed to:

Corporate Secretary
Petroleum Development Corporation
1775 Sherman Street, Suite 3000
Denver, Colorado, 80203

In addition, for any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the 2011 Annual Meeting of Shareholders, SEC rules permit management to vote proxies in its discretion if the Company (1) receives written notice of the proposal not later than March 16, 2011, nor earlier than March 4, 2011, and advises shareholders in the 2011 proxy statement about the nature of the matter and how management intends to vote on the matter; or (2) does not receive written notice of the proposal prior to the close of business on March 16, 2011. Notices of intention to present proposals at the 2011 annual meeting of shareholders should be addressed to Corporate Secretary, Petroleum Development Corporation, 1775 Sherman Street, Suite 3000, Denver, Colorado 80203.

By Order of the Board of Directors,

Richard W. McCullough,
Chairman and Chief Executive Officer

Dated: April 30, 2010

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY PERSON WHO IS A RECORD OR BENEFICIAL HOLDER OF COMMON STOCK OF THE COMPANY, ON WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR

ENDED DECEMBER 31, 2009, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, WHICH THE COMPANY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. COPIES MAY BE OBTAINED BY WRITING TO INVESTOR RELATIONS, PETROLEUM DEVELOPMENT CORPORATION, 1775 SHERMAN STREET, SUITE 3000, DENVER, COLORADO.

EXHIBIT A

PETROLEUM DEVELOPMENT CORPORATION
2010 LONG-TERM EQUITY COMPENSATION PLAN
APRIL 1, 2010

EXHIBIT A

A-i

EXHIBIT A

PETROLEUM DEVELOPMENT CORPORATION
2010 LONG-TERM EQUITY COMPENSATION PLAN
APRIL 1, 2010

I.  ESTABLISHMENT, OBJECTIVES AND DURATION

A. ESTABLISHMENT OF THE PLAN.  Petroleum Development Corporation, a Nevada corporation (hereinafter referred to as the “Company”), hereby adopts an incentive compensation plan known as the “2010 Petroleum Development Corporation Long-Term Equity Compensation Plan” (hereinafter referred to as the “Plan”), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units.

Subject to approval by the Company’s stockholders, the Plan shall become effective as of April 1, 2010 (the “Effective Date”). The Plan shall remain in effect as provided in Section I.C hereof.

B. OBJECTIVES OF THE PLAN.  The objectives of the Plan are to optimize the profitability and growth of the Company through incentives which are consistent with the Company’s goals and which link the personal interests of Participants to those of the Company’s stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants.

It is also intended with respect to the Non-Employee Directors of the Company that the Compensation Committee be able to choose from among Awards of Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock and RSUs which will (a) permit Non-Employee Directors to increase their ownership and proprietary interest in the Company and enhance their identification with the interests of the Company’s stockholders, (b) provide a means of compensating Non-Employee Directors that will help attract qualified candidates to serve as Non-Employee Directors, and (c) induce incumbent Non-Employee Directors to continue to serve if the Board desires that they remain on the Board.

C. DURATION OF THE PLAN.  The Plan shall commence on the Effective Date, as described in Section I.A hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article XV hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions. However, in no event may an Award be granted under the Plan on or after April 1, 2020.

II.  DEFINITIONS

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

A. “AFFILIATE” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

B. “AWARD” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units.

C. “AWARD AGREEMENT” means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan.

D. “BENEFICIAL OWNER” or “BENEFICIAL OWNERSHIP” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

E. “BOARD” or “BOARD OF DIRECTORS” means the Board of Directors of the Company.

F. “CHANGE IN CONTROL” shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

1. the “Beneficial Ownership” of securities as defined in Rule 13d-3 under the Exchange Act representing more than thirty-three percent (33%) of the combined voting power of the Company is acquired by any “person” as defined in Section 3(a)(9) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company); or

2. the consummation of a definitive agreement to merge or consolidate the Company with or into another corporation or to sell or otherwise dispose of all or substantially all of its assets, or adopt a plan of liquidation; or

3. during any period of three consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Company’s stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period or whose election or nomination was previously so approved).

Notwithstanding the foregoing, with respect to any Award subject to Code Section 409A, a “Change in Control” of the Company is deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

4. Change in Ownership:  A change in ownership of the Company occurs on the date that any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company, excluding the acquisition of additional stock by a person or more than one person acting as a group who is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company.

5. Change in Effective Control:  A change in effective control of the Company occurs only on either of the following dates:

a. The date any one person, or more than one person acting as a group, acquires (or has acquired during the twelve (12) month period ending in the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company; or

b. The date a majority of the members of the Board is replaced during any (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the board of directors before the date of the appointment or election; provided that this paragraph (b) shall apply only to the company for which no other corporation is a majority shareholder.

6. Change in Ownership of Substantial Assets:  A change in the ownership of a substantial portion of the Company’s assets occurs on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than ninety percent (90%) of the total gross fair market value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

It is the intent that this definition be construed to satisfy the definition of “Change of Control” as defined under Internal Revenue Code Section 409A and the applicable Treasury Regulations, as amended from time to time.

G. “CODE” means the Internal Revenue Code of 1986, as amended from time to time.

H. “COMMITTEE” means any committee appointed by the Board to administer the Plan, as specified in Article III herein.

I. “COMPANY” means Petroleum Development Corporation, a Nevada corporation, including any and all Subsidiaries, and any successor thereto as provided in Article XX herein.

J. “COVERED EMPLOYEE” means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is one of the group of “covered employees,” as defined in Code Section 162(m) and the regulations promulgated under Code Section 162(m), or any successor statute.

K. “DIRECTOR” means any individual who is a member of the Board of Directors of the Company or any Subsidiary; provided, however, that any Director who is employed by the Company shall be considered an Employee under the Plan.

L. “DISABILITY” with respect to any Award, a Participant shall be considered Disabled if the Participant —

1. is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or

2. is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering Employees of the Company.

M. “EFFECTIVE DATE” shall have the meaning ascribed to such term in Section I.A hereof.

N. “EMPLOYEE” means any full-time, active employee of the Company or its Subsidiaries. Directors who are not employed by the Company shall not be considered Employees under this Plan.

O. “EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

P. “FAIR MARKET VALUE” shall be determined on the basis of the closing sale price at which Shares have been sold regular way on the principal securities exchange on which the Shares are traded or, if there is no such sale on the relevant date, then on the last previous day on which there was such a sale.

Q. “FREESTANDING SAR” means an SAR that is granted independently of any Options, as described in Article VII herein.

R. “INCENTIVE STOCK OPTION” or “ISO” means an option to purchase Shares granted under Article VI herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

S. “INSIDER” shall mean an individual who is, on the relevant date, an officer, director or more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

T. “NON-EMPLOYEE DIRECTOR” shall mean a Director who is not also an Employee.

U. “NON-QUALIFIED STOCK OPTION” or “NQSO” means an option to purchase Shares granted under Article VI herein and which is not intended to meet the requirements of Code Section 422.

V. “OPTION” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article VI herein.

W. “OPTION PRICE” means the price at which a Share may be purchased by a Participant pursuant to an Option.

X. “PARTICIPANT” means: (1) an Employee who has been selected to receive an Award or who has an outstanding Award granted under the Plan; or (2) a Non-Employee Director who has been selected to receive an Award other than an Incentive Stock Option, Performance Share or Performance Unit or who has an outstanding Award other than an Incentive Stock Option, Performance Share or Performance Unit granted under the Plan.

Y. “PERFORMANCE-BASED EXCEPTION” means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

Z. “PERFORMANCE SHARE” means an Award granted to a Participant (other than a Non-Employee Director), as described in Article X herein, that shall have an initial value equal to the Fair Market Value of a Share on the date of grant.

AA. “PERFORMANCE UNIT” means an Award granted to a Participant (other than a Non-Employee Director), as described in Article X herein, that shall have an initial value that is established by the Committee on the date of grant.

BB. “PERIOD OF RESTRICTION” means the period during which the transfer of Shares of Restricted Stock or Restricted Stock Units is limited in some way (based on the passage of time, the achievement of performance goals or upon the occurrence of other events as determined by the Committee, at its discretion, as specified in the Award Agreement), and the Shares are subject to a substantial risk of forfeiture, as provided in Article VIII and Article IX herein.

CC. “PERSON” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

DD. “RESTRICTED STOCK” means an Award granted to a Participant pursuant to Article VIII herein.

EE. “RESTRICTED STOCK UNIT” or “RSU” means an award granted to a Participant pursuant to Article IX herein.

FF. “SEPARATION FROM SERVICE” means a termination of employment or other separation from service as described in Code Section 409A and the regulations thereunder.

GG. “SHARES” means the shares of common stock of the Company.

HH. “SPECIFIED EMPLOYEE” means, with respect to the Company or any of its Subsidiaries, and determined as of the date of an individual’s separation from service from the Company (1) any officer during the prior twelve (12) month period with annual compensation in excess of $145,000 (as adjusted from time to time under the Code), (2) a 5-percent owner of the Company’s outstanding equity stock during the prior twelve (12) month period or (3) a 1-percent owner of the Company’s outstanding equity stock during the prior (12) month period with annual compensation in excess of $150,000 (as adjusted from time under Code), provided that the Company or any of its Subsidiaries is publicly-traded within the meaning of Code Section 409A on the date of determination.

II. “STOCK APPRECIATION RIGHT” or “SAR” means an Award, granted alone or, in connection with a related Option, designated as an SAR, pursuant to the terms of Article VII herein.

JJ. “SUBSIDIARY” means any corporation, partnership, joint venture or other entity in which the Company has a majority voting interest (including all divisions, affiliates and related entities).

KK. “TANDEM SAR” means an SAR that is granted in connection with a related Option pursuant to Article VII herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

III.  ADMINISTRATION

A.  THE COMMITTEE.  The Plan shall be administered by the Committee of the Board consisting of not less than two Directors who meet the “Non-Employee Director” requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, the “Independent Director” requirements of Nasdaq Listing Rule 5605(a), and the outside director requirements of Code Section 162(m), or by any other committee appointed by the Board, provided the members of such committee meet such requirements.

B.  AUTHORITY OF THE COMMITTEE.  Except as limited by law or by the Articles of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select Employees and Non-Employee Directors who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish or amend rules and regulations for the Plan’s administration; and (subject to the provisions of Article XV herein) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee is empowered hereby to make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authority as identified herein.

C.  DECISIONS BINDING.  All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Directors, Employees, Participants and their estates and beneficiaries.

IV.  SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

A.  NUMBER OF SHARES AVAILABLE FOR GRANTS.  Subject to Sections IV.B and IV.C herein, the maximum number of Shares with respect to which Awards may be granted to Participants under the Plan shall be One Million Four Hundred Thousand (1,400,000). Shares issued under the Plan may be either authorized but unissued Shares, treasury Shares or any combination thereof.

Unless and until the Committee determines that an Award to a Covered Employee is not designed to comply with the Performance-Based Exception, the following rules shall apply to grants of Awards to Covered Employees under the Plan, subject to Sections IV.B and IV.C.

1.  STOCK OPTIONS:  The maximum aggregate number of Shares that may be subject to Stock Options granted in any one fiscal year to any one Participant shall be two hundred thousand (200,000).

2.  SARs:  The maximum aggregate number of Shares that may be granted in the form of SARs granted in any one fiscal year to any one Participant shall be two hundred thousand (200,000).

3.  RESTRICTED STOCK:  The maximum aggregate grant with respect to Awards of Restricted Stock which are granted in any one fiscal year to any one Participant shall be one hundred thousand (100,000) Shares.

4.  RESTRICTED STOCK UNITS:  The maximum aggregate payment (determined as of the date of grant) with respect to Awards of RSUs granted in any one fiscal year to any one Participant shall be equal to the Fair Market Value of one hundred thousand (100,000) Shares; provided, however, that the maximum aggregate grant of Restricted Stock and RSUs for any one fiscal year shall be coordinated so that in no event shall any one Participant be awarded more than the Fair Market Value of one hundred thousand (100,000) Shares taking into account all such grants.

5.  PERFORMANCE SHARES:  The maximum aggregate payout (determined as of the event of the applicable performance period) with respect to Awards of Performance Shares which are granted in any one fiscal year to any one Participant shall be equal to the Fair Market Value of one hundred fifty thousand (150,000) Shares.

6.  PERFORMANCE UNITS:  The maximum aggregate payout (determined as of the end of the applicable performance period) with respect to Awards of Performance Units which are granted in any one fiscal year to any one Participant shall be equal to one million five hundred thousand dollars ($1,500,000).

B.  ADJUSTMENTS FOR AWARDS AND PAYOUTS.  Unless determined otherwise by the Committee, the following Awards and payouts will reduce, on a one-for-one basis, the number of Shares available for issuance under the Plan:

1. An Award of an Option;

2. An Award of a SAR;

3. An Award of Restricted Stock;

4. A payout of a Performance Share Award in Shares; and

5. A payout of a Performance Units Award in Shares.

Unless determined otherwise by the Committee, unless a Participant has received a benefit of ownership such as dividend or voting rights with respect to the Award, the following transactions will restore, on a one-for-one basis, the number of Shares available for issuance under the Plan:

1. A payout of a SAR or a Tandem SAR in cash;

2. A cancellation, termination, expiration, forfeiture or lapse for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Options, or the termination of a related Option upon exercise of the corresponding Tandem SAR) of any Award payable in Shares;

3. Shares tendered in payment of the exercise price of an Option;

4. Shares withheld for payment of federal, state or local taxes;

5. Shares repurchased by the Company with proceeds collected in connection with the exercise of outstanding Options; and

6. The net Shares issued in connection with the exercise of SARs (as opposed to the full number of Shares underlying the exercised portion of the SAR).

C.  ADJUSTMENTS IN AUTHORIZED SHARES.  In the event of any change in corporate capitalization such as a stock split or stock dividend, or a corporate transaction such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares which are reserved and may be delivered under Section IV.A, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and in the Award limits set forth in subsections IV.A.1 through IV.A.6, inclusive as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.

V.  ELIGIBILITY AND PARTICIPATION

A.  ELIGIBILITY.  Persons eligible to participate in this Plan include officers and certain key salaried Employees of the Company with potential to contribute to the success of the Company or its Subsidiaries, including Employees who are members of the Board. Notwithstanding the foregoing, Non-Employee Directors of the Company shall be eligible to participate in the Plan with respect to Awards of Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock and RSUs, as specified in Article VI, Article VII, Article VIII and Article IX. Except as otherwise specifically provided in this Plan, the Committee shall determine the terms and conditions of any such Awards to Non-Employee Directors, including the terms and conditions which shall apply upon a termination of the Non-Employee Director’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law.

B.  ACTUAL PARTICIPATION.  Subject to the provisions of the Plan, the Committee may, from time to time, select in its sole and broad discretion, upon or without the recommendation of officers of the Company, from all eligible Employees those to whom Awards shall be granted, and shall determine the nature and amount of each Award.

VI.  STOCK OPTIONS

A.  GRANT OF OPTIONS.  Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. For purposes of this Article VI, with respect to NQSOs only, the term “Participant” shall include Non-Employee Directors of the Company.

B.  AWARD AGREEMENT.  Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Code Section 422, or an NQSO, whose grant is intended not to fall under the provisions of Code Section 422.

C.  OPTION PRICE.  The Option Price for each grant of an Option under this Plan shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. Notwithstanding the foregoing, no ISO shall be granted to any person who, immediately prior to the grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, unless the Option Price is at least one hundred ten percent (110%) of the Fair Market Value of a Share on the date of grant of the Option.

D.  DURATION OF OPTIONS.  Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary following the date of its grant and provided further that no Option that is an ISO shall be exercisable later than the fifth (5th) anniversary following the date of its grant to a Participant, who at the time of such grant owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

E.  EXERCISE OF OPTIONS.  Options granted under this Article VI shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

F.  PAYMENT.  Options granted under this Article VI shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; or (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six months prior to their tender to satisfy the Option Price); or (c) by a combination of (a) and (b).

The Committee may also (a) allow cashless exercise as permitted under Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, (b) cashless exercise by the Participant by the Company’s withholding of Shares issuable upon exercise of an Option, or (c) by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.

Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant’s name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

G.  RESTRICTIONS ON SHARE TRANSFERABILITY.  The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article VI as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

H.  TERMINATION OF EMPLOYMENT BY A PARTICIPANT WHO IS AN EMPLOYEE.  With respect to a Participant who is an Employee, each Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment with the Company, with the exception of a termination of employment after a Change in Control, which is controlled by Article XVII. Such provisions shall be determined in the sole discretion of the Committee but shall conform to the limitations established in Section VI.D, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article VI, and may reflect distinctions based on the reasons for termination of employment.

I.  NONTRANSFERABILITY OF OPTIONS.

1.  INCENTIVE STOCK OPTIONS.  No ISO granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or the Participant’s legal representative (to the extent permitted under Code Section 422).

2.  NONQUALIFIED STOCK OPTIONS.  No NQSO granted under this Article VI may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all NQSOs granted to a Participant under this Article VI shall be exercisable during his or her lifetime only by such Participant or the Participant’s legal representative.

VII.  STOCK APPRECIATION RIGHTS

A.  GRANT OF SARS.  Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs or any combination of these forms of SAR. For purposes of this Article VII, the term “Participant” shall include Non-Employee Directors of the Company; provided, however, that a Tandem SAR may not be granted to a Non-Employee Director unless the related Option is a NQSO.

The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article IV herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

The grant price of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option.

B.  EXERCISE OF TANDEM SARS.  Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted to an Employee in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

C.  EXERCISE OF FREESTANDING SARS.  Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

D.  SAR AGREEMENT.  Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee may determine.

E.  TERM OF SARS.  The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

F.  PAYMENT OF SAR AMOUNT.  Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

1. the difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

2. the number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

G.  TERMINATION OF EMPLOYMENT BY A PARTICIPANT WHO IS AN EMPLOYEE.  With respect to a Participant who is an Employee, each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with the Company and/or its Subsidiaries, with the exception of a termination of employment that occurs after a Change in Control, which is controlled by Article XVII. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan and may reflect distinctions based on the reasons for termination of employment.

H.  NONTRANSFERABILITY OF SARS.  No SAR granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or the Participant’s legal representative.

VIII.  RESTRICTED STOCK

A.  GRANT OF RESTRICTED STOCK.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine. For purposes of this Article VIII, the term “Participant” shall include Non-Employee Directors of the Company.

B.  RESTRICTED STOCK AGREEMENT.  Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted and such other provisions as the Committee shall determine.

C.  NONTRANSFERABILITY.  Except as provided in this Article VIII and subject to federal securities laws, the Shares of Restricted Stock granted under the Plan may not be sold, transferred, pledged,

assigned or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and as set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant or the Participant’s legal representative for the Period of Restriction.

D.  OTHER RESTRICTIONS.  Subject to Article XI herein, the Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals (Company-wide, divisional and/or individual), time-based restrictions on vesting following the attainment of the performance goals and/or restrictions under applicable federal or state securities laws.

The Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

Except as otherwise provided in this Article VIII and subject to Federal securities laws, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

E.  VOTING RIGHTS.  Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.

F.  DIVIDENDS AND OTHER DISTRIBUTIONS.  During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Stock granted to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Stock, such that the dividends and/or the Restricted Stock maintain eligibility for the Performance-Based Exception. Notwithstanding anything to the contrary herein, (i) dividends accrued on Restricted Stock will only be paid if the Restricted Stock vests; and (ii) for any Award that is governed by Code Section 409A regarding non-qualified deferred compensation, the Committee shall establish the schedule of any payments of dividends in accordance with the requirements of Code Section 409A or any guidance promulgated thereunder.

G.  TERMINATION OF EMPLOYMENT BY A PARTICIPANT WHO IS AN EMPLOYEE.  With respect to a Participant who is an Employee, each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive nonvested Restricted Shares following termination of the Participant’s employment with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan and may reflect distinctions based on the reasons for termination of employment.

H.  VESTING OF RESTRICTED STOCK AWARDS.  Unless otherwise provided in the Plan or under an Award Agreement: (1) all Awards of Restricted Stock that vest based on the passage of time which are granted to a Participant shall vest no more rapidly than pro-rata over a three (3) year period from the date of grant (the “Time-Based Restricted Stock”); and (2) all Awards of Restricted Stock that vest based on the achievement of specific measures designed to satisfy the Performance-Based Exception or other performance measures which are granted to a Participant shall vest no more rapidly than one (1) year from the date of grant (the “Performance-Based Restricted Stock”); provided, however: (1) up to ten percent (10%) of the Time-Based Restricted Stock Awards, Performance-Based Restricted Stock Awards,

or both, may by designation of the Committee (as reflected in the Restricted Stock Award Agreement), be subject to a more accelerated time-based vesting schedule or performance-based vesting schedule, as the case may be; and (2) Restricted Stock Awards which fully vest upon certain termination events as determined by the Committee and specified in the Employee’s Restricted Stock Award Agreement (or as a result of termination from the Board as a Non-Employee Director pursuant to Section VIII.I.3.f.) or a Change in Control shall not count as part of this ten percent (10%) pool.

I.  ADDITIONAL PROVISIONS RELATED TO RESTRICTED STOCK AWARDS TO NON-EMPLOYEE DIRECTORS.

1.  AWARD DATES.  Effective as of the date specified by the Committee in its sole discretion, each Non-Employee Director will be awarded such number of Shares of Restricted Stock as determined by the Board, after consideration of the recommendation of the Committee. Non-Employee Directors may, but need not, be awarded the same number of Shares of Restricted Stock. A Non-Employee Director who is first elected to the Board on a date subsequent to the date specified by the Committee in its sole discretion will be awarded such number of Shares of Restricted Stock as of such date of election as determined by the Board, after consideration of the recommendation of the Committee.

2.  DIVIDEND RIGHTS OF HOLDERS OF RESTRICTED STOCK.  Notwithstanding Section VIII.F., upon issuance of a Restricted Stock Agreement, the Non-Employee Director in whose name the Restricted Stock Agreement is registered will, subject to the provisions of the Plan have the right to receive cash dividends and other cash distributions thereon.

3.  PERIOD OF RESTRICTION.  Restricted Stock will be subject to the restrictions set forth in Section VIII.I.4. and the other provisions of the Plan during the Period of Restriction commencing on the date as of which the Restricted Stock is awarded (the “Award Date”) and ending on the earliest of the first to occur of the following:

a. the retirement of the Non-Employee Director from the Board in compliance with the Board’s retirement policy as then in effect;

b. the termination of the Non-Employee Director’s service on the Board as a result of the Non-Employee Director’s not being nominated for reelection by the Board;

c. the termination of the Non-Employee Director’s service on the Board because of the Non-Employee Director’s resignation or failure to stand for reelection with the consent of the Company’s Board (which means approval by at least 80% of the Directors voting, with the affected Non-Employee Director abstaining);

d. the termination of the Non-Employee Director’s service on the Board because the Non-Employee Director, although nominated for reelection by the Board, is not reelected by the stockholders;

e. the termination of the Non-Employee Director’s service on the Board because of (i) the Non-Employee’s Director’s resignation at the request of the Nominating and Governance Committee of the Board (or successor committee), (ii) the Non-Employee Director’s removal by action of the stockholders or by the Board, or (iii) a Change in Control of the Company;

f. the termination of the Non-Employee Director’s service on the Board because of Disability or death; or

g. the vesting of the Restricted Stock.

Section VIII.I.3.a. through g. above are subject to the further restrictions that a removal or resignation for “Cause” will be deemed to not constitute completion of the Period of Restriction and will result in a forfeiture of Restricted Stock not previously vested under Section VIII.I.4. For purposes of this Plan, “Cause” will be a good faith determination by the Board that the Non-Employee Director (i) failed to substantially perform his or her duties (other than a failure resulting from his or her incapacity due to physical or mental illness) after a written demand for substantial performance has been delivered to him or her by the Board, which demand specifically identifies the manner in which the Board believes such Non-Employee Director has not substantially performed his or her duties; (ii) has engaged in conduct the consequences of which are materially adverse to the Company, monetarily or otherwise; or (iii) has pleaded guilty or nolo contendere to or been convicted of a felony. The Non-Employee Director will not be deemed to have been terminated for Cause unless there will have been delivered to the Non-Employee Director a letter from the Board setting forth the reasons for the Company’s termination of the Non-Employee Director for Cause and, with respect to (i) or (ii), stating that the Non-Employee Director has failed to cure such reason for termination within thirty (30) days after the Non-Employee Director’s receipt of such notice.

4.  FORFEITURE OF RESTRICTED STOCK.  As of the date (“Termination Date”) a Non-Employee Director ceases to be a member of the Board for any reason, including but not limited to removal or resignation for Cause, the Non-Employee Director shall forfeit to the Company all Restricted Stock awarded to the Non-Employee Director for which the Period of Restriction has not ended pursuant to Section VIII.I.3. as of or prior to the Termination Date.

IX.  RESTRICTED STOCK UNITS

A.  GRANT OF RESTRICTED STOCK UNITS.  Subject to the terms of the Plan, RSUs may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee. For purposes of this Article IX, the term “Participant” shall include Non-Employee Directors of the Company.

B.  RESTRICTED STOCK UNIT AGREEMENT.  Each RSU grant shall be evidenced by a Restricted Stock Unit Award Agreement that shall specify the Period(s) of Restriction, the number of RSUs granted, and such other provisions as the Committee may determine.

C.  VALUE OF RESTRICTED STOCK UNIT.  Each RSU shall have a value that is equal to the Fair Market Value of a Share on the date of grant.

D.  FORM AND TIMING OF PAYMENT OF RESTRICTED STOCK UNITS.  Settlement of vested RSUs may be made in the form of (i) cash, (ii) Shares or (iii) any combination of both, as determined by the Committee at the time of the grant of the RSUs, in its sole discretion. Vested RSUs shall be settled in a lump sum as soon as administratively practicable after the vesting date, but in no event later than two and one-half (2 1/2) months following the vesting date. The amount of such settlement shall be equal to the Fair Market Value of the RSUs on the vesting date.

E.  DIVIDEND EQUIVALENTS.  Each RSU shall be credited with an amount equal to the dividends paid on a Share between the date of grant and the date such RSU is paid to the Participant (if at all). Dividend equivalents shall vest, if at all, upon the same terms and conditions governing the vesting of RSUs under the Plan. Payment of the dividend equivalent shall be made at the same time as payment of the RSU and shall be made without interest or other adjustment. If the RSU is forfeited, the Participant shall have no right to dividend equivalents.

F.  VOTING RIGHTS.  The holders of RSUs shall have no voting rights.

G.  NONTRANSFERABILITY.  RSUs may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by laws of descent and distribution.

X.  PERFORMANCE UNITS AND PERFORMANCE SHARES

A.  GRANT OF PERFORMANCE UNITS/SHARES.  Subject to the terms of the Plan, Performance Units and/or Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

B.  PERFORMANCE UNIT/SHARE AGREEMENT.  Each Performance Unit or Performance Share grant shall be evidenced by a Performance Unit or Performance Share Award Agreement, as the case may be, that shall specify the number of Performance Units or Performance Shares granted and such other provisions as the Committee may determine.

C.  VALUE OF PERFORMANCE UNITS/SHARES.  Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares that will be paid out to the Participant. For purposes of this Article X, the time period during which the performance goals must be met shall be called a “Performance Period.”

D.  EARNING OF PERFORMANCE UNITS/SHARES.  Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive payout on the number and value of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

E.  FORM AND TIMING OF PAYMENT OF PERFORMANCE UNITS/SHARES.  Payment of earned Performance Units/Shares shall be made in a single lump sum following the close of the applicable Performance Period. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award. Payment shall be made no later than two and one-half (2 1/2) months following the close of the Performance Period.

F.  SEPARATION FROM SERVICE DUE TO DEATH OR DISABILITY.  In the event the Participant incurs a Separation From Service by reason of death or Disability during a Performance Period, the Participant shall not receive a payout of the Performance Units/Shares, unless determined otherwise by the Committee or set forth in the Participant’s Award Agreement.

Payment of earned Performance Units/Shares shall be made at a time specified by the Committee in its sole discretion and set forth in the Participant’s Award Agreement.

G.  TERMINATION OF EMPLOYMENT FOR OTHER REASONS.  In the event that a Participant’s employment terminates for any reason other than those reasons set forth in Section X.F. herein, all Performance Units/Shares intended to qualify for the Performance-Based Exception shall be forfeited by the Participant to the Company.

H.  NONTRANSFERABILITY.  Except as otherwise provided in a Participant’s Award Agreement, Performance Units/Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s legal representative.

I.  NO DIVIDEND AND VOTING RIGHTS.  Participants will not be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Performance Units and/or Performance Shares, but not yet distributed to Participants nor shall Participants have voting rights with respect to such Shares.

XI.  PERFORMANCE MEASURES

Unless and until the Committee proposes for stockholder vote and the Company’s stockholders approve a change in the general performance measures set forth in this Article XI, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Covered Employees which measures are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants may be measured at the Company level, at a Subsidiary or Affiliate level, or at an operating unit level and shall be chosen from among the following: net income either before or after taxes (including adjusted net income), share price, earnings per share (basic or diluted), total stockholder return, return on assets, return on equity, operating income, return on capital or investment, cash flow or adjusted cash flow from operations, economic value added or adjusted cash flow per Share (net income plus or minus change in operating assets and liabilities), debt level, cost reduction targets, equity ratios, capital efficiency (adjusted EBITDA divided by production and divided by average funding and development cost per unit), operating and general and administrative expense per Mcfe (the sum of total lease operating expense, exploration general and administrative expense and corporate general and administrative expense divided by Mcfe (mcf equivalent for gas and oil)), average reserve replacement ratio (the sum of extensions and discoveries, revisions in previous estimates and purchase of reserves divided by the sum of the same), production (actual production volume for a specified period of time) (including, but not limited to, any or all of such measures in comparison to the Company’s competitors, the industry or some other comparator group), amount of the oil and gas reserves, oil and gas reserve additions, and costs of finding oil and gas reserves.

The Committee shall have the discretion to adjust the determinations of the degree of attainment of the preestablished performance goals; provided, however, that Awards which are designed to qualify for the Performance-Based Exception, and which are held by Covered Employees, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).

In the event that applicable tax and/or securities laws or exchange listing standards change to permit Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code Section 162(m).

In the case of any Award which is granted subject to the condition that a specified performance measure be achieved, no payment under such Award shall be made prior to the time that the Committee certifies in writing that the performance measure has been satisfied, in accordance with Internal Revenue Service requirements. No such certification is required, however, in the case of an Award that is based solely on an increase in the value of a Share from the date such Award was made.

XII.  BENEFICIARY DESIGNATION

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designated beneficiary, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

XIII.  DEFERRALS

The Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units, or the satisfaction of any requirements or goals with respect to Performance Units/Shares. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals, provided, however, all deferrals shall be made in accordance with all applicable requirements of Code Section 409A or any guidance promulgated thereunder.

XIV.  RIGHTS OF EMPLOYEES

A.  EMPLOYMENT.  Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

B.  PARTICIPATION.  No Employee shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award.

XV.  AMENDMENT, MODIFICATION, TERMINATION AND ADJUSTMENTS

A.  AMENDMENT, MODIFICATION, AND TERMINATION.  Subject to the terms of the Plan, the Board, upon recommendation of the Committee, may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part for any purpose which the Committee deems appropriate and that is otherwise consistent with Code Section 409A; provided, however, no amendment shall, without shareholder approval, (i) materially increase the benefits accruing to Participants under the Plan; (ii) materially increase the number of securities which may be issued under the Plan; or (iii) materially modify the requirements for participation in the Plan.

Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without shareholder approval.

B.  ADJUSTMENT OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS.  The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section IV.C. hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that unless the Committee determines otherwise, no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan or Awards meeting the requirements of Code Sections 162(m) and 409A, as from time to time amended.

C.  AWARDS PREVIOUSLY GRANTED. Notwithstanding any other provision of the Plan to the contrary (but subject to Section XV.B. hereof), no termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the Participant holding such Award.

D.  COMPLIANCE WITH CODE SECTION 162(m).  At all times when Code Section 162(m) is applicable, all Awards granted under this Plan shall comply with the requirements of Code Section 162(m); provided, however, that in the event the Committee determines that such compliance is not desired with respect to any Award or Awards available for grant under the Plan, then compliance with Code Section 162(m) will not be required. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Article XV, make any adjustments it deems appropriate consistent with the changes made to Code Section 162(m).

XVI.  PAYMENT OF PLAN AWARDS AND CONDITIONS THEREON

A.  EFFECT OF COMPETITIVE ACTIVITY.  Anything contained in the Plan to the contrary notwithstanding, unless otherwise covered in an employment agreement by and between the Company and the Participant, with respect to any Participant who is an Employee, if the employment of any Participant shall terminate, for any reason other than death, while any Award to such Participant is outstanding hereunder, and such Participant has not yet received the Shares covered by such Award or otherwise received the full benefit of such Award, such Participant, if otherwise entitled thereto, shall receive such Shares or benefit only if, during the entire period from the date of such Participant’s termination to the date of such receipt, such Participant shall have earned such Award by: (i) making himself or herself available, upon request, at reasonable times and upon a reasonable basis, to consult with, supply information to, and otherwise cooperate with the Company or any Subsidiary or Affiliate thereof with respect to any matter that shall have been handled by him or her or under his or her supervision while he or she was in the employ of the Company or of any Subsidiary or Affiliate thereof; and (ii) refraining from engaging in any activity within any county or parish, or adjacent to any county or parish, in which the Company owns any oil and gas interests that is directly or indirectly in competition with any gas, exploration and production activities, including oil and gas leasing or drilling activities of the Company or any Subsidiary or Affiliate thereof for a period of one (1) year following his or her termination of employment.

B.  NONFULFILLMENT OF COMPETITIVE ACTIVITY CONDITIONS; WAIVERS UNDER THE PLAN.  In the event of a Participant’s nonfulfillment of any condition set forth in Section XVI.A. hereof, such Participant’s rights under any Award shall be forfeited and canceled forthwith; provided, however, that the nonfulfillment of such condition may at any time (whether before, at the time of, or subsequent to termination of employment) be waived by the Committee upon its determination that in its sole judgment there shall not have been and will not be any substantial adverse effect upon the Company or any Subsidiary or Affiliate thereof by reason of the nonfulfillment of such condition.

XVII.  CHANGE IN CONTROL

A.  TREATMENT OF OUTSTANDING AWARDS.  Notwithstanding any provisions in the Participant’s Employment Agreement to the contrary, but subject to Section XVII.B. herein or the Plan governing the particular Award, upon the occurrence of a Change in Control:

1. any and all Options and SARs granted hereunder shall become immediately exercisable;

2. any Periods of Restriction and restrictions imposed on Restricted Stock or RSUs which are not intended to qualify for the Performance-Based Exception shall lapse; and

3. any Award intended to qualify for the Performance-Based Exception shall be earned in accordance with the applicable Award Agreement.

B. TERMINATION, AMENDMENT AND MODIFICATIONS OF CHANGE-IN-CONTROL PROVISIONS.  Notwithstanding any other provision of the Plan or any Award Agreement provision, the provisions of this Article XVII may not be terminated, amended or modified on or after the date of an event, commencing upon material discussions by the Board respecting a possible transaction that would result in a Change in Control, which is likely to give rise to a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant’s outstanding Awards.

XVIII.  TAX PROVISIONS

A.  TAX WITHHOLDING.  The Company shall have the power and the right to deduct or withhold, or require a Participant who is an Employee to remit to the Company, an amount sufficient to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

B.  SHARE WITHHOLDING.  With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock or Restricted RSUs, upon achievement of the performance goals on Performance Shares or Performance Units or upon any other taxable event arising as a result of Awards granted hereunder, Participants who are Employees may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined at least equal to the minimum, but not more than the maximum, statutory tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

C.  REQUIREMENT OF NOTIFICATION OF CODE SECTION 83(b) ELECTION.  If any Participants shall make an election under Code Section 83(b) (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provisions of the laws of a jurisdiction outside the United States, such Participant shall notify the Company of such election within ten (10) days after filing notice of the election with the Internal Revenue Service or other government authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

D.  REQUIREMENT OF NOTIFICATION UPON DISQUALIFYING DISPOSITION UNDER CODE SECTION 421(b).  If any Participant shall make any disposition of shares of stock delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

XIX.  INDEMNIFICATION

Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

XX.  SUCCESSORS

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

XXI.  LEGAL CONSTRUCTION

A.  GENDER AND NUMBER.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

B.  SEVERABILITY.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

C.  REQUIREMENTS OF LAW.  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

D.  SECURITIES LAW COMPLIANCE.  With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

E.  CODE SECTION 409A COMPLIANCE.  Notwithstanding any other provision of this Plan to the contrary, all Awards under this Plan that are subject to Code Section 409A shall be designed and administered in a manner that does not result in the imposition of tax or penalties under Code Section 409A. Accordingly, Awards under this Plan that are subject to Code Section 409A shall comply with the following requirements, as applicable.

1.  Distribution to Specified Employees Upon Separation from Service.  To the extent that payment under an Award which is subject to Code Section 409A is due to a Specified Employee on account of the Specified Employee’s Separation from Service from the Company or its Affiliate or Subsidiary, such payment shall be delayed until the first day of the seventh (7th) month following such Separation from Service (or as soon as practicable thereafter). The Committee, in its discretion, may provide in the Award document for the payment of interest at a rate set by the Committee for such six-month period. In the event that a payment under an Award is exempt from Code Section 409A, payment shall be made to a Specified Employee without any such six-month delay.

2. No Acceleration of Payment.  To the extent that an Award is subject to Code Section 409A, payment under such Award shall not be accelerated from the date(s) specified in the Award documents as of the date of grant.

3.  Subsequent Delay in Payment.  To the extent that an Award is subject to Code Section 409A, payment under such Award shall not be deferred beyond the dates specified in the Award document as of the date of grant, unless the Committee or Participant, as the case may be, makes the decision to delay payment at least one year prior to the scheduled payment date, and payment is delayed at least five (5) years.

F.  GOVERNING LAW.  To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Colorado.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card
▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A Proposals — The Board of Directors recommends a vote FOR each of the nominees listed and FOR Proposals 2 and 3.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+

	01 - Larry F. Mazza	☐	☐	02 - James M. Trimble	☐	☐	03 - Richard W. McCullough	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	To approve the Company’s 2010 Long-Term Equity Compensation Plan.	☐	☐	☐	3.	To ratify the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company for the year ending December 31, 2010.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign EXACTLY as your name(s) appears on this proxy. All joint holders must sign. When signing in a representative capacity, please provide your full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

■	1 U P X 0 2 5 4 1 9 2	+
016V0B

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — Petroleum Development Corporation

1775 Sherman Street, Suite 3000
Denver, Colorado 80203

Proxy Solicited by Board of Directors for Annual Meeting of Shareholders
The undersigned appoints GYSLE R. SHELLUM and DANIEL W. AMIDON, and either of them, proxies, each with full power to act without the other and with full power of substitution for and in the name of the undersigned at the Annual Meeting of Shareholders of Petroleum Development Corporation (the “Company“) to be held on June 4, 2010, at 11:30 a.m. Mountain Time, and at any adjournment or postponement thereof, to vote all shares of the common stock of the Company held by the undersigned with respect to the matters herein and on such other matters as may properly come before the meeting.
The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement for such meeting dated June 4, 2010, and a copy of the Company’s 2009 Annual Report.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR EACH OF THE DIRECTORS SPECIFIED IN PROPOSAL 1, AND FOR EACH OF PROPOSAL 2 AND PROPOSAL 3.
In their discretion, the appointed proxies are authorized to vote upon such other business as may properly come before the meeting and at any and all adjournments or postponements thereof.
IMPORTANT INFORMATION IS CONTAINED ON OTHER SIDE OF THIS CARD. PLEASE READ BOTH SIDES OF THIS CARD, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card
▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR each of the nominees listed and FOR Proposals 2 and 3.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+

	01 - Larry F. Mazza	☐	☐	02 - James M. Trimble	☐	☐	03 - Richard W. McCullough	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	To approve the Company’s 2010 Long-Term Equity Compensation Plan.	☐	☐	☐	3.	To ratify the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company for the year ending December 31, 2010.	☐	☐	☐

B Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign EXACTLY as your name(s) appears on this proxy. All joint holders must sign. When signing in a representative capacity, please provide your full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Petroleum Development Corporation

1775 Sherman Street, Suite 3000
Denver, Colorado 80203
Proxy Solicited by Board of Directors for Annual Meeting of Shareholders
The undersigned appoints GYSLE R. SHELLUM and DANIEL W. AMIDON, and either of them, proxies, each with full power to act without the other and with full power of substitution for and in the name of the undersigned at the Annual Meeting of Shareholders of Petroleum Development Corporation (the “Company”) to be held on June 4, 2010, at 11:30 a.m. Mountain Time, and at any adjournment or postponement thereof, to vote all shares of the common stock of the Company held by the undersigned with respect to the matters herein and on such other matters as may properly come before the meeting.
The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement for such meeting dated June 4, 2010, and a copy of the Company’s 2009 Annual Report.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR EACH OF THE DIRECTORS SPECIFIED IN PROPOSAL 1, AND FOR EACH OF PROPOSAL 2 AND PROPOSAL 3.
In their discretion, the appointed proxies are authorized to vote upon such other business as may properly come before the meeting and at any and all adjournments or postponements thereof.
IMPORTANT INFORMATION IS CONTAINED ON OTHER SIDE OF THIS CARD. PLEASE READ BOTH SIDES OF THIS CARD, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.